KANSAS CITY LIFE INSURANCE COMPANY
3520 Broadway
Kansas City, Missouri

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 24, 2014

The Annual Meeting of Stockholders of Kansas City Life Insurance Company will be held at the Company’s Home Office, 3520 Broadway, Kansas City, Missouri on April 24, 2014 at 9:00 a.m. for the following purposes:

(1)	To elect five (5) directors for a term of three (3) years.

(2)	To consider and vote upon an advisory resolution on executive compensation.

(3)	To consider and provide an advisory vote on the frequency of future advisory votes on executive compensation.

(4)	To approve the Kansas City Life Insurance Company Omnibus Incentive Plan.

(5)	To transact such other business as may properly come before the meeting.

The close of business at 4:15 p.m., March 10, 2014 has been fixed as the date of record for determining stockholders entitled to vote at the meeting, or any adjournment thereof, and only stockholders of record on said date are entitled to vote at the meeting. The stock transfer books of the Company will remain open. All stockholders are urged to attend the meeting in person or by proxy. If you do not expect to attend the meeting, you are requested by Management to date, fill in, sign and return the enclosed proxy promptly. A postage-paid envelope is enclosed for your convenience. Your attention is directed to the Proxy Statement printed on the following pages, which is being mailed to shareholders on March 24, 2014.

/s/A. Craig Mason, Jr.	/s/R. Philip Bixby
A. Craig Mason, Jr. Senior Vice President, General Counsel and Secretary	R. Philip Bixby President, CEO and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 24, 2014:

Kansas City Life Insurance Company's 2014 Proxy Statement, Proxy Card and Annual Report
for the year ended December 31, 2013 are available at http://www.kclife.com/proxy_materials

KANSAS CITY LIFE INSURANCE COMPANY
Kansas City, Missouri

PROXY STATEMENT

The enclosed proxy is solicited by and on behalf of the Board of Directors of Kansas City Life Insurance Company (hereinafter called the “Company”), for use in connection with the Annual Meeting of Stockholders on April 24, 2014, at the principal office of the Company, 3520 Broadway, Kansas City, Missouri. The matters to be considered and acted upon at such meeting are (1) to elect five directors for a term of three years, and (2) to consider and vote upon an advisory resolution regarding executive compensation, (3) to consider and provide an advisory vote on the frequency of future advisory votes on executive compensation, (4) to approve the Kansas City Life Insurance Company Omnibus Incentive Plan, and (5) to transact such other business as may properly come before the meeting or any adjournment thereof. Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, including procedural matters arising during the course thereof, the persons named in the enclosed proxy will vote the proxy according to their judgment on such matters, to the extent such proxies are not limited to the contrary.

Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting and, where the stockholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specification so made. If no direction is given by the stockholder, the proxy will be voted in the manner specified on the accompanying form of proxy. Any proxy delivered pursuant to this solicitation is revocable by the person executing the proxy at any time before it is exercised.

If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before December 1, 2014 and you must comply with applicable SEC and NASDAQ Capital Market rules and our Bylaws.

Under our Bylaws, if you wish to bring other business before the stockholders at our 2014 Annual Meeting without including your proposal in our Proxy Statement, you must notify the Corporate Secretary of Kansas City Life Insurance Company in writing on or before March 24, 2014 and your notice must contain the specific information required in our Bylaws. These two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our Proxy Statement.

The Company has authorized 36,000,000 shares of $1.25 par value common stock. As of January 31, 2014, 7,528,348 shares were held as treasury Stock and 10,968,332 were outstanding. Each outstanding share of stock is entitled to one vote, and stockholders of record as of the close of business on March 10, 2014 shall be the stockholders entitled to vote at the meeting. In election of directors, stockholders have cumulative voting rights under Missouri law. This means each stockholder has a number of votes determined by multiplying the number of shares he or she is entitled to vote by the number of directors to be elected. This total number of votes may be voted for one nominee or distributed among several nominees.

ANNUAL REPORT

The Annual Report for 2013 and the Form 10-K are enclosed with this Proxy Statement.

SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2013 concerning each director and director nominee, each named executive officer listed in the Summary Compensation Table and each person or group owning more than five percent of the outstanding shares of the Company’s $1.25 par value common stock (“common stock”) on the date indicated. The common stock is the Company’s only class of voting securities. As described in the notes to the table set forth below, certain named persons share the power of voting and disposition with respect to certain shares of common stock. Consequently, such shares are shown as being beneficially owned by more than one person.

	Shares
Name and Address	Beneficially Owned		Percent of Class
5% Beneficial Owners:
Angeline I. Bixby	2,358,340	(3)(7)(10)	28.3
141 Triple Creek Pass	395,785	(7)(13)
Pine Mountain, GA 31822	353,688	(7)(17)

JRB Interests, LLC	2,966,312	(4)(7)	27.0
3520 Broadway
Kansas City, MO 64111

Lee M. Vogel	7,136,783	(4)(5)(7)	65.1
3810 N. Mulberry Dr. #202
Kansas City, MO 64116

Mark A. Milton, Donald E. Krebs, and Stephen E. Ropp	576,637	(1)	5.3
Trustees of the Kansas City Life Insurance Company Savings
and Profit Sharing Plan and the Kansas City Life Employee
Stock Plan
3520 Broadway
Kansas City, MO 64111

The Midwest Trust Company of Missouri	3,396,652	(6)(7)	31.0
4520 Main St. Ste. 175
Kansas City, MO 64111

Nancy Bixby Hudson	2,966,312	(4)(7)(14)	29.1
425 Baldwin Creek Rd.	223,696	(8)
Lander, WY 82520

WEB Interest, Ltd.	2,358,340	(2)(7)	21.5
3520 Broadway
Kansas City, MO 64111

R. Philip Bixby	2,358,340	(7)(10)(15)	28.4
3520 Broadway	34,455	(9)
Kansas City, MO 64111	395,785	(7)(13)
	322,603	(7)(16)

Walter E. Bixby	2,358,340	(7)(10)(11)	28.8
3520 Broadway	21,255	(9)
Kansas City, MO 64111	395,785	(7)(13)
	378,634	(7)(12)

	Shares
Name and Address	Beneficially Owned		Percent of Class
Directors, Director Nominees and Executive Officers:
Kevin G. Barth	-		*

William R. Blessing	100		*

Michael Braude	1,100		*

James T. Carr	100		*

John C. Cozad	100		*

Richard L. Finn	24		*

David S. Kimmel	500		*

Tracy W. Knapp	14,991	(9)	*

Donald E. Krebs	5,076	(9)	*

Cecil R. Miller	100		*

Mark A. Milton	10,611	(9)	*

William A. Schalekamp	6		*

All directors, director nominees, executive officers as a group	6,733,788		61.4%
(18 persons)
* Less than 1%

(1)	Trustees have the power to sell Plan assets. Participants may instruct the Trustees how to vote their shares.

(2)
The WEB Interests, Ltd. is a Texas limited partnership (the “WEB Partnership”). Each partner of the WEB Partnership has the power to dispose of that number of shares of Common Stock owned by the WEB Partnership which equals such partner’s proportionate interest in the WEB Partnership.

(3)
Includes (a) shares for which Ms. Bixby, as an individual general partner of the WEB Partnership, has the sole power to dispose of 4,770 shares; and (b) 781,343 shares for which Ms. Bixby, an individual limited partner, as the sole trustee of the Angeline I. Bixby GST Trust, and as the sole trustee of the Issue Trust for Angeline I. Bixby, which is a limited partner of the WEB Partnership, has the power of disposition.

(4)
The JRB Interests, LLC is a Missouri limited company (“JRB”). Each member of JRB has the power to dispose of that number of shares of Common Stock owned by JRB which equals such member’s proportionate interest in JRB.

(5)
Includes 2,966,312 shares for which Lee M. Vogel (“Mr. Vogel”), as a manager and member of JRB, shares the power of disposition. Of these shares, Mr. Vogel:  (a) as a member of JRB, in his individual capacity, has an indirect pecuniary interest in 169 shares; and (b) as a co-trustee (with The Midwest Trust Company of Missouri) of the Issue Trust for Lee M. Vogel, a member of JRB, shares the power to dispose of 1,029,064 shares. Mr. Vogel disclaims pecuniary interest in all but 1,937,079 shares owned by JRB. Also includes 5,798 shares beneficially owned by Mr. Vogel as sole trustee of the Lee M. Vogel Revocable Trust dated March 15, 2005.

(6)
The Midwest Trust Company of Missouri shares the power to dispose of (a) 1,936,741 shares with Nancy Bixby Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are member of JRB; (b) 1,029,064 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a member of JRB; (c) 322,977 shares with R. Philip Bixby as co-trustees of the Robert P. Bixby 2012 GST Trust; and (d) 107,870 shares as sole trustee of the Nancy Bixby Hudson 2012 Irrevocable Trust.

(7)
As reported on a Schedule 13D filed by the Bixby Family Group with the Securities and Exchange Commission on November 2, 2004, the sole voting power for all shares described herein is held by  Lee M. Vogel pursuant to a Voting Agreement dated October 31, 2004. Mr. Vogel has the sole voting power for 7,136,783 shares.

(8)	Nancy Bixby Hudson, as sole trustee of the Nancy Bixby Hudson Trust dated December 11, 1997, has the sole power to dispose of these shares.

(9)	Approximate beneficial interest in shares held by the Trustees of Kansas City Life Insurance Company employee benefit plans. Participants have the power to vote the shares held in their account.

(10)
As general partners of the WEB Interests, Ltd., a Texas limited partnership (the “WEB Partnership”), Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby share the power to dispose of these shares, which are owned by the WEB Partnership. As general partners, in their capacity as co-trustees of the WEB Trust, Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby share the power to dispose of 2,358,340 of these shares.

(11)
Includes (a) 4,770 shares for which Walter E. Bixby, as an individual general partner of the WEB Partnership, has the sole power of disposition; and (b) 592,676 shares for which Mr. Bixby, as the sole trustee of the Walter E. Bixby, III GST Trust, which is a limited partner of the WEB Partnership, has the power of disposition.

(12)
Includes (a) 342,327 shares which Walter E. Bixby owns directly and has the sole power of disposition; and (b) 36,307 shares for which Mr. Bixby, as custodian for certain of his minor nieces and nephews, has the sole power of disposition.

(13)
These shares are held in the Walter E. Bixby Descendants Trust. R. Philip Bixby, Walter E. Bixby and Angeline I. Bixby are the co-trustees of this trust and share the power to dispose of these shares. The terms of the trust restrict the transfer of these shares.

(14)
Includes 2,966,312 shares for which Nancy Bixby Hudson, as a manager and member of JRB Interests, LLC, a Missouri limited liability company (“JRB”), shares with the other members of JRB, the power of disposition of these shares, which are owned by JRB. Ms. Hudson (a) as a member of JRB, has sole power to dispose of 169 of these shares; and (b) as a co-trustee (with The Midwest Trust Company of Missouri) of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are members of JRB, shares the power to dispose of 1,936,741 of these shares. Ms. Hudson disclaims pecuniary interest in 1,029,402 shares owned by JRB.

(15)
Includes (a) 4,770 shares for which R. Philip Bixby, as an individual general partner of the WEB Partnership, has the power of disposition; and (b) 458,366 shares for which Mr. Bixby, as sole trustee of the Robert Philip Bixby Revocable Trust and 322,977 shares for which Mr. Bixby, as co-trustee of the Robert Philip Bixby 2012 GST Trust, which trusts are limited partners of the WEB Partnership, has the power of disposition.

(16)	Shares which R. Philip Bixby owns directly and has the sole power of disposition.

(17)	Shares which Angeline I. Bixby owns directly and has the sole power of disposition.

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed proxy form to vote such proxy for the election of the candidates listed hereafter, for the term indicated. If for any reason a nominee shall become unavailable for election, the persons named in the enclosed proxy will vote for such substituted nominee or nominees as are selected by the Board of Directors pursuant to the Company’s Bylaws.  The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of a director.

INFORMATION CONCERNING DIRECTORS

The Board is authorized for 15 directors divided into three classes serving staggered terms of three years. Information about the Company's directors and nominees is set forth below.

The Board has a Nominating Committee that evaluates candidates for nomination to the Board.  Each candidate is reviewed with the understanding that the Company and its subsidiaries are primarily engaged in the insurance and financial services industry.  The industry is highly regulated.  Due to the nature of the insurance business, the Company has a large asset base with a significant investment portfolio.  The Company also has a voting group that controls a majority of the shares of the Company.  Candidates are sought for the Board who will strengthen the Company with experience or perspectives that fit the business and structure in which it operates.

In evaluating the candidates, the Nominating Committee complies with the applicable requirements for directors under the standards promulgated by the Securities and Exchange Commission and the listing standards of the NASDAQ Capital Market. The Nominating Committee may also take other factors and criteria into consideration, as it deems appropriate, including the candidate’s knowledge, expertise, skills, integrity, diversity, judgment, business or other experience, and reputation in the business community. The Nominating Committee may, but is not required to, consider candidates suggested by management, other members of the Board, or shareholders.

While the Nominating Committee includes diversity among the factors and criteria it considers in nominating a candidate, the Company does not maintain a formal policy with regard to diversity of directors serving on its Board.

CANDIDATES NOMINATED BY THE BOARD FOR A THREE YEAR TERM

Walter E. Bixby	Mr. Bixby has been a Director of the Company since 1996.
(Age 55) Member of the: •Executive Committee •Nominating Committee
Mr. Bixby is Executive Vice President and Vice Chairman of the Board.  He was elected Assistant Vice President of the Company in 1985; Vice President, Marketing in 1990; Vice President Marketing Operations in 1992 and President of Old American Insurance Company, a subsidiary, in 1996. Mr. Bixby is the brother of R. Philip Bixby and the cousin of Nancy Bixby Hudson. He also serves as a Director of Sunset Life Insurance Company of America, Old American Insurance Company and Sunset Financial Services, subsidiaries.    The Bixby family has led the Company for over 70 years, and Mr. Bixby is a member of the current voting group.  Mr. Bixby has worked in various roles at the Company during his 31 years with the Company.  He brings significant industry and company experience to the Board, and brings a balance of judgment both as an employee of the Company and as a significant shareholder.

Kevin G. Barth (Age 53) Member of the: •Compensation Committee
Mr. Barth has been a Director of the Company since 2008.
Mr. Barth has served as President, COO and Senior Lender for Commerce Bank, Kansas City, since April 2000. He is a member of the Executive Committee and is Executive Vice President of Commerce Bancshares, NA. He is also a Director of the Economic Development Corporation of Kansas City, Hodgdon Powder Company, Cereal Food Processors Inc., and the Center For Practical Bio-Ethics.   Mr. Barth brings important financial experience to the Board and strong experience in the financial services industry.  His broad experience in investments and lending provide him critical skills used to assist the Board to evaluate the Company’s investment strategy and its current portfolio.

James T. Carr (Age 47)
Mr. Carr has been a Director of the Company since 2011.
Mr. Carr is the President and Chief Executive Officer of the National Association of Intercollegiate Athletics, and has served in that position since September 2006. Mr. Carr joined the NAIA in 1998 as managing director and general counsel and became chief operating officer and general counsel in 2000.  Mr. Carr sits on the board of directors for the Champions of Character Foundation, Missouri Bank and Trust, USA Basketball, Baptist-Trinity Lutheran Legacy Foundation and the Police Athletic League.  Mr. Carr brings important management and character-building experience to the Board coupled with strong revenue building experience.

Nancy Bixby Hudson (Age 61)
Ms. Hudson has been a Director of the Company since 1996.
Ms. Hudson is an investor, and is the cousin of R. Philip Bixby and Walter E. Bixby.  She also serves as a Director of Sunset Life Insurance Company of America and Old American Insurance Company, subsidiaries. The Bixby family has led the Company for over 70 years, and Ms. Hudson is a member of the current voting group.  Ms. Hudson is a rancher and investor, and brings a unique perspective and broader balance to the Board.  Her experience allows for a strong shareholder voice that respects the history and tradition of the Company.

William A. Schalekamp	Mr. Schalekamp has been a Director of the Company since 2002.
(Age 69) Member of the: •Executive Committee
Mr. Schalekamp retired from his position as Senior Vice President, General Counsel and Secretary of the Company effective October 31, 2010.  He was elected Assistant Counsel in 1973; Associate Counsel in 1975; Assistant General Counsel in 1980; Associate General Counsel in 1984; Vice President and Chief Compliance Officer/Associate General Counsel in January 2002, and to his last position in April 2002.  Mr. Schalekamp brings both institutional knowledge and strong legal skills to the Board.  In his 42 years of service with the Company, he has developed an expertise in employment, real estate, investment, regulatory and litigation matters.

Recommendation

The Board of Directors recommends a vote FOR each of the director nominees.

DIRECTORS ELECTED APRIL 19, 2012 FOR A THREE YEAR TERM

R. Philip Bixby	Mr. Bixby has been a Director of the Company since 1985.
(Age 60) Member of the: •Executive Committee (Chairman) •Nominating Committee (Chairman)
Mr. Bixby is President, CEO and Chairman of the Board.  He was elected Assistant Secretary in 1979; Assistant Vice President in 1982; Vice President in 1984; Senior Vice President, Operations in 1990; Executive Vice President in 1996; President and CEO in April 1998, Vice Chairman of the Board in January 2000 and Chairman of the Board in 2005. Mr. Bixby is the brother of Walter E. Bixby and the cousin of Nancy Bixby Hudson. He is also Chairman and President of Sunset Life Insurance Company of America, Chairman of Old American Insurance Company and Chairman of Sunset Financial Services, subsidiaries.  The Bixby family has led the Company for over 70 years, and Mr. Bixby is part of the current voting group.  Mr. Bixby has worked his way through the Company in various roles from entry level employee to management. After 36 years as an employee, he has significant industry and company experience to bring to the Board.  As Chairman, he also brings a balance of concerns both as a representative of management and a representative of the shareholders.

Michael Braude	Mr. Braude has been a Director of the Company since 2006.
(Age 77) Member of the: •Compensation Committee (Chairman) •Nominating Committee
From 1984 to 2000, he was President and CEO of the Kansas City Board of Trade.  Mr. Braude also serves as a Director of the Kansas City Board of Trade, Midwest Trust Co., M.G.P. Ingredients, Inc., and Hodgson Company.  He is a past chairman of the National Grain Trade Council.  He is a former Trustee of the Kansas Public Employees Retirement Fund, and a Trustee of Midwest Research Institute.  He writes a weekly column for the Kansas City Business Journal.  Mr. Braude brings a broad range of experiences and expertise to the Board.  His experiences with the Board of Trade, his expertise with other industries, and his journalistic endeavor all provide a unique perspective to the issues addressed by the Board.

John C. Cozad (Age 69)
Mr. Cozad has been a Director of the Company since 2008.
Mr. Cozad is President of Cozad Company, LLC, a government relations company in Platte City, Missouri.  He had previously been a partner at Stinson Morrison Hecker, a Kansas City law firm.  He appears as an on-air commentator on Kansas City Public Television, has previously served on the Missouri Highways and Transportation Commission as Chairman and as a curator on the University of Missouri Board of Curators.  Mr. Cozad also serves as a Director of Heartland Christian College and United For Missouri, both Missouri-based not for profit organizations.  Mr. Cozad brings an expertise in government relations to the Board, an important element in the highly regulated industry in which the Company operates.  His expertise in regulatory issues is complemented by his experiences in both legal and public service arenas.

Tracy W. Knapp	Mr. Knapp has been a Director of the Company since 2002.
(Age 51) Member of the: •Executive Committee
Mr. Knapp is Senior Vice President, Finance and Chief Financial Officer.  He joined the Company in 1998 and was responsible for developing a banking subsidiary.  Mr. Knapp was elected President and CEO of Generations Bank when it was chartered in July 2000.  From 1991 to 1998, he held several positions with U.S. Credit Union including Vice President, Finance and Controller. He is also Director of Sunset Life Insurance Company of America and Old American Insurance Company, subsidiaries.  Mr. Knapp brings a blended financial services background to the Board, bringing both insurance industry and other financial industries experience as a resource for the Board.

Mark A. Milton (Age 55)
Mr. Milton has been a Director of the Company since 2009.
Mr. Milton is Senior Vice President and Actuary of the Company.  He was elected Assistant Actuary in 1984; Assistant Vice President Associate Actuary in 1987; Vice President Associate Actuary in 1989; Vice President and Actuary in 2000 and to his present position in 2001.  Mr. Milton is also Director, Vice President and Actuary of Sunset Life Insurance Company of America, a Director of Old American Insurance Company, and Director of Sunset Financial Services, Inc., subsidiaries.  Mr. Milton brings significant actuarial expertise to the Board, providing a knowledge base for corporate products and expertise in analyzing industry trends.

DIRECTORS ELECTED APRIL 18, 2013 FOR A THREE YEAR TERM

William R. Blessing	Mr. Blessing has been a Director of the Company since 2001.
(Age 58) Member of the: •Compensation Committee •Executive Committee
Mr. Blessing retired as Senior Vice President, Corporate Strategy and Development, Embarq, a position he held since the company became independent in 2006. He had held similar duties with Sprint and related entities in various capacities since 1981. He also serves on the board of various nonprofit groups.  Mr. Blessing’s experience in management, strategy, development, and economic forecasting brings valuable management and financial analysis skills to the Board.  His experience with mergers and acquisitions also brings analytical abilities for looking at the overall position of the Company and in identifying strengths and areas for improvement. Mr. Blessing is a National Association of Corporate Directors (NACD) Board Leadership Fellow.  He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors.  He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Richard L. Finn	Mr. Finn has been a Director of the Company since 2004.
(Age 72) Member of the: •Audit Committee •Executive Committee
Mr. Finn was elected Vice President of Kansas City Life in 1976; Financial Vice President in 1983; and to Senior Vice President, Finance in 1984, a position he held until he retired in January 2002.  He previously served as a Director of the Company from 1983 to 2002.  Mr. Finn brings a wealth of accounting and insurance industry experience to the Board.  He also brings significant institutional knowledge regarding the Company.

David S. Kimmel (Age 51) Member of the: •Audit Committee
Mr. Kimmel has been a Director of the Company since 2013.
Mr. Kimmel is CEO and Board Member of CyberRiskPartners, LLC, a privately held cyber risk analytics and risk management company.  Prior to CyberRiskPartners, he was the Founder and Managing Partner of Summit Capital LLC, providing strategic, financial and capital raising advisory services for senior management and boards of directors.  Mr. Kimmel previously worked in investment banking for the insurance industry with Deutsche Bank Securities and J.P. Morgan Securities, where he held various senior positions, including Managing Director and Insurance Investment Banking Group Head at both firms.  Mr. Kimmel’s experience in the industry, specifically in financial and analytical evaluation of life insurance companies, brings a valuable perspective to the Board.  He adds a specific expertise to the Board in areas of capital management, corporate analysis, strategic planning and development.

Cecil R. Miller	Mr. Miller has been a Director of the Company since 2001.
(Age 80) Member of the: •Audit Committee (Chairman)
Mr. Miller is a retired former partner of KPMG LLP (formerly Peat, Marwick, Mitchell & Co.)  He joined KPMG LLP in 1957 and became an audit partner in 1967 specializing in insurance and agribusiness.  He retired in 1990.  Mr. Miller brings significant financial and auditing expertise to the Board, which are utilized by the Board generally and through his position as Chair of the Audit Committee and as its Financial Expert.

Board Committees

The Board has four standing Committees:  Audit, Compensation, Nominating and Executive.  With the exception of the Executive Committee, these Committees are governed by written charters available on the Company’s website at www.kclife.com under the link “FINANCIALS”.  The Executive Committee is governed by the Company's Bylaws and Articles of Incorporation.

Audit Committee

The Company has an Audit Committee established in accordance with Section3(a)(58)(A) of the Exchange Act (15U.S.C. 78c(a)(58)(A). The primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the independent registered public accounting firm, (3) the performance of the internal auditors, and (4) our compliance with regulatory requirements. The members of that Audit Committee are Richard L. Finn, David S. Kimmel, and Cecil R. Miller. Mr. Kimmel joined the Committee during 2013, replacing Mr. Bradford T. Nordholm, who was a member during the January and February meetings of Committee and who resigned from the Board at the end of his term.  All directors serving on the Audit Committee are independent in accordance with the listing standards of the NASDAQ Capital Market.  Mr. Miller is the current chair of the Audit Committee and the Board has determined that he qualifies as the “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission and NASDAQ Capital Market rules. The Audit Committee also reviews and approves the terms of any new related-party agreements. The Audit Committee met five times in 2013.

Compensation Committee

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. The Compensation Committee reviews and recommends to the Board base salaries, director compensation, the annual incentive and long-term incentive programs, and reviews and discusses the Compensation Disclosure and Analysis with Management.  Based on their review, the Committee may recommend to the Board that it be included in the annual report on Form 10-K and, as applicable, to our Proxy Statement. The current members of the Compensation Committee are Kevin G. Barth, William R. Blessing, and Michael Braude.  Mr. Braude is the current chair of the Compensation Committee.  All directors serving on the Compensation Committee are independent in accordance with the listing standards of the NASDAQ Capital Market.  The Compensation Committee met five times in 2013.

Nominating Committee

The Company has a standing Nominating Committee. The members of the Nominating Committee are R. Philip Bixby, Walter E. Bixby, and Michael Braude. Director Braude is an independent director. The Nominating Committee complies with the applicable requirements for directors under the standards promulgated by the Securities and Exchange Commission and the listing standards of the NASDAQ Capital Market. The function of the Nominating Committee is to aid the Board in meeting its responsibilities with regard to the organization and operation of the Board and selection of nominees for election to the Board. The Nominating Committee periodically reviews the appropriate size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board.  The Nominating Committee met once in 2013.

Executive Committee

The function of the Executive Committee is to exercise all of the authority of the Board of Directors in the management, general control and supervision of the business of the Company, subject to the general direction of the Board of Directors, as provided for in the Articles and Bylaws of the Company.  This authority includes the oversight of operational risk related to our business, risks associated with our investment decisions, and underwriting risk associated with insurance products offered by the Company and its subsidiaries. The Executive Committee met twelve times in 2013.

Meeting Attendance

During the year ending December 31, 2013, the Board of Directors met four times. All of the members attended 75% or more of the Board meetings and Committee meetings on which they served.

Our directors are encouraged, but not required, to attend each Annual Meeting, although conflict situations can arise from time to time.

Additional Information

Because more than 50% of stockholder voting power of the Company is held pursuant to a Voting Agreement dated October 31, 2004, the Company has elected to be treated as a “controlled company” under the corporate governance listing standards of the NASDAQ Capital Market. Accordingly, the Company is exempt from the corporate governance listing standards requiring (1) a board consisting of a majority of directors who have been determined to be independent under the criteria set forth in the listing standards, (2) a nominating committee composed entirely of independent directors and (3) a compensation committee composed entirely of such independent directors.

Director Independence

The Board has affirmatively determined that the following directors are independent according to the listing standards of the NASDAQ Capital Market.

Director	Matters Considered by Board
Kevin G. Barth	No relationships
William R. Blessing	No relationships
Michael Braude	Former employee of Company
James T. Carr	No relationships
John C. Cozad	No relationships
Richard L. Finn	Former executive officer employee of Company
David S. Kimmel	No relationships
Cecil R. Miller	Former employee of our external audit firm
Bradford T. Nordholm1	No relationships
William A. Schalekamp	Former executive officer employee of Company

1Mr. Nordholm retired from the Board in 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes in ownership of Common Stock. Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were met in a timely manner, except for the following:

•
Walter E. Bixby was late filing four Form 4’s for transactions relating to deferred compensation contributions to a fund denominated in Common Stock, and one Form 5 during 2013.  In addition, Mr. Bixby did not file a Form 4 in connection with the grant or payout of phantom stock options under our LTIP in 2013.

•	Angeline Bixby filed late one Form 5 in 2013.

•	R. Philip Bixby filed late one Form 5 in 2013. In addition, Mr. Bixby did not file a Form 4 in connection with the grant or payout of phantom stock options under our LTIP in 2013.

•	The Walter E. Bixby Jr. Revocable Trust filed late one Form 5 in 2013.

•	Tracy Knapp, Donald Krebs and Mark Milton each did not file a Form 4 in connection with the grant or payout of phantom stock options under our LTIP in 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At all times during the year ended December 31, 2013, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board.

CERTAIN TRANSACTIONS

There were no related party transactions in 2013.

EXECUTIVE OFFICERS
Name, Age and Position	Business Experience During Past 5 Years

R. Philip Bixby, 60 President, CEO and Chairman of the Board (PEO)	See Directors Elected April 19, 2012 for a Three Year Term

Walter E. Bixby, 55 Executive Vice President and Vice Chairman of the Board	See Candidates Nominated by the Board for a Three Year Term

Tracy W. Knapp, 51 Senior Vice President, Finance (PFO)	See Directors Elected April 19, 2012 for a Three Year Term

Donald E. Krebs, 56 Senior Vice President, Sales & Marketing
Appointed Senior Vice President, Sales & Marketing in April 2004. Served as Vice President, Agency Marketing 2001 until 2004, and Regional Vice President 1996 until 2001. Responsible for Individual sales and marketing efforts for Kansas City Life. Director and Vice President of Sales & Marketing for our subsidiary Sunset Life Insurance Company of America; Director and Vice President of our subsidiary Sunset Financial Services.

David A. Laird, 53 Vice President and Controller
Appointed Vice President and Controller in December 2007.  Mr. Laird serves as Chief Accounting Officer responsible for all corporate accounting and financial reports.  Mr. Laird has been with the Company in various positions since 1982, most recently as Assistant Vice President and Assistant Controller.

A. Craig Mason, Jr., 48 Senior Vice President, General Counsel and Secretary
Appointed Vice President, General Counsel and Secretary effective November 1, 2010, and Senior Vice President, General Counsel and Secretary on February 1, 2013.  As General Counsel, Mr. Mason is responsible for all legal matters involving the Company.  Mr. Mason has been with the Company since 2006 and has extensive experience in the insurance industry.

Mark A. Milton, 55 Senior Vice President and Actuary	See Directors Elected April 19, 2012 for a Three Year Term
Steve Ropp, 54 Vice President, Operations
Appointed Vice President, Operations Services in 2005; Vice President, Insurance Services in 2011; and to present position in 2013. Responsible for our Computer Operations, Customer Services, Claims, Agency Administration, New Business, Underwriting, Facility Services, Distribution Services, Printing and Office Services. Director of our subsidiaries Sunset Financial Services and Old American Insurance Company.

The Company has adopted a Code of Ethics for Officers, Directors and Employees. Copies are available on our website at http://www.kclife.com and a copy may be obtained without charge upon written request to the Company Secretary, 3520 Broadway, Kansas City, Missouri, 64111.

The Committee takes into consideration such criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. It may (but is not required to) consider candidates suggested by Management, other members of the Board of Directors, or shareholders. Nominations are governed by our Bylaws and Articles of Incorporation.

Communications with the Board

The Board provides a process for stockholders to send communications to the independent members of the Board, by mailing such communications to Cecil R. Miller, Chairman of the Audit Committee, Kansas City Life Insurance Company, 3520 Broadway, Kansas City, Missouri, 64111.

Current Board Structure

The Board of Directors is currently comprised of fourteen members, nine of whom are independent directors, with the Chairman also serving in the role of Principal Executive Officer.  The Board believes that having a single person serve as Chairman and Principal Executive Officer provides unified leadership and direction, and that such a structure facilitates oversight of management and the full engagement of its independent directors.

The Board has not designated a lead independent director, but each of the Company's independent directors brings to bear substantial leadership experience in areas relevant to the Company's business.  The Board of Directors believes that it has the necessary power and authority to request and obtain information from management and to retain outside consultants where appropriate. As more specifically discussed below, the Compensation Committee reports on senior management compensation with input from the entire Board and evaluates the performance of the Principal Executive Officer.  In addition, the independent directors meet in executive session at least twice a year, and report to the Board and communicate with management through a representative.

COMPENSATION DISCLOSURE AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee’s Responsibilities

The Compensation Committee of the Board is responsible for oversight of the Company’s executive compensation and benefit policies to ensure that they provide the appropriate motivation to achieve superior corporate performance and stockholder value.  Each year, the Committee reviews and approves the overall design of the Company’s executive pay programs and the pay elements for the senior executive officers. In addition, the Committee performs an annual evaluation of the Principal Executive Officer’s performance compared to pre-established performance goals and objectives, and recommends compensation actions impacting executive officers and directors to the Board.

The Committee is composed entirely of independent directors. Reports of the Committee’s actions and recommendations are presented to the full Board after each meeting. The purpose of this analysis is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation. In addition to its own work, the Committee seeks input from an outside consultant (more fully described below), the Principal Executive Officer and the Senior Vice President responsible for Human Resources, to provide the Committee with information, perspectives, and recommendations on a variety of human resources matters, such as annual incentive goals and plan design changes for Board-approved compensation plans. The Company’s General Counsel also advises the Committee on various legal aspects relating to compensation and employment matters.

Role of Compensation Consultant

The Compensation Committee has the authority under the Compensation Committee Charter to retain outside consultants or advisors to assist the Committee.  In accordance with this authority, the Committee engaged the services of Hay Group, an independent executive compensation consultant, to provide benchmarking data, analysis and recommendations on various projects as part of the Committee’s comprehensive review of executive compensation programs to evaluate whether the compensation programs are aligned with the Company’s compensation philosophy and strategy.  The services provided by Hay Group are subject to a master consulting agreement and project-specific engagement letters and the Committee has sole authority to terminate the relationship.  Under the direction of the Compensation Committee, Hay Group interacts with members of the senior management team to provide insights into Company practices and to ensure that management is fully informed with regard to emerging best practices and market trends.

Management also engages Hay Group as needed throughout the year on projects related to job-sizing and market data for non-executive positions at the Company.  The aggregate cost for Hay Group’s services provided to management during 2013 did not exceed $120,000.

Compensation Philosophy

The Committee’s guiding philosophy is to establish a compensation program that will enable the attraction, motivation and retention of quality executive leadership who will achieve competitively superior corporate performance and stockholder value creation.  The compensation program is designed to be competitive with the compensation programs of other comparable employers, and to align the executive’s compensation with the Company’s objectives as measured against established goals. The Company employs a balanced approach to compensation that considers market pay data, achievement of individual and organization performance objectives, the Company’s progress toward strategic goals, and the retention of key executive talent.  The Committee bases its compensation decisions on the following core principles:

        •           Pay is Performance Based:  Executive officer pay programs are designed to align with Company performance and be competitive when compared to similar job sizes in the insurance industry.  Base salary midpoints are targeted to median salary levels as provided in Hay Group’s All-Insurance Industry database (“competitive market”).  Total cash compensation (base salary + annual incentive) is targeted at median of the All-Insurance market where annual incentives are paid at target levels.  To ensure our pay practices remain competitive within the industry, the Committee also reviews compensation data on base salary, annual incentives, and long-term incentives paid at a Peer Group of 8 comparable insurance companies (“Peer Group”).  Our compensation philosophy is to provide executives the opportunity to earn total direct compensation between the 50th and 75th percentiles of the Company’s competitive market when performance exceeds targeted levels, as proposed by management and affirmed by the Committee.  Similarly, where performance does not meet threshold levels no incentive payout will occur, and executives will earn total direct compensation below Median levels of the competitive market. Under the Company’s current pay philosophy, a significant portion of each executive’s pay is at-risk with the amount realized, if any, based on Company performance.  Pay levels and the portion of at-risk compensation increase as an executive assumes greater levels of responsibility and impact to the Company.

        •           Compensation Opportunities Must Be Competitive:  Competition for key management talent in the insurance industry is aggressive. The Committee carefully monitors the compensation practices of the insurance market and the industry peers to ensure the Company’s compensation philosophy and pay practices are appropriately competitive.

The Committee values the opinions of our shareholders.  At the April 21, 2011 annual meeting, more than 97% of the votes cast on the advisory vote on executive compensation (“say-on-pay”) were in favor of the named executive officer compensation program presented for consideration.  The Committee considered this support in reaffirming the compensation philosophy presented above.  The Company is holding another advisory vote on executive compensation at this year’s meeting.

Program Elements

The Company’s executive compensation program is composed of base salary, bonus, an annual incentive program and a long term incentive program.  All senior executive officers participate in the same compensation program and are subject to the same pay policies.  The Company uses a formal job evaluation methodology to consider both the internal and external equity of executives’ total compensation.  Internal equity is considered in order to ensure that executives are compensated at an appropriate level relative to other Company executives, while external equity is a measure of how our compensation compares to compensation for comparable job content at other companies that are similar to our Company.  Hay Group reviews each executive position using its proprietary job evaluation methodology to assess the position’s relative size.  In this process, Hay Group considers the breadth of responsibilities, the complexity of the role, and the role’s impact on the success of the business.  Once each job is valued independently, Hay Group compares the jobs to determine relative relationships and then relates these job content sizes to pay opportunity levels based on compensation market data from Hay Group’s All-Insurance compensation database.

Base Salary.  Base salaries are provided to compensate for the duties, competencies, experience and performance of the executive, as well as to provide a basic degree of financial security.  The Committee sets base salary midpoints after considering the particular responsibilities of the executive positions and base salaries paid to similar positions in the competitive market, as adjusted for company size.  Base salary midpoints for executive officers are targeted to the Median of the competitive market.  Salary ranges are set with the minimum at 20 percent below midpoint and the maximum at 20 percent above midpoint.

The Peer Group of companies consists of:

American Equity Investment Life Holding Co.	Independence Holding Company
EMC Insurance Group	National Western Life Insurance Co.
FBL Financial Group, Inc.	Symetra Financial Corporation
Horace Mann Educators Corp.	United Fire and Casualty

All executive officers are eligible for an annual merit increase to base salary, effective January 1, based primarily on performance of job responsibilities, pay relative to salary range and accomplishment of predetermined performance objectives. Job responsibilities are described by a current written job description and are measured using Hay Group’s proprietary job evaluation methodology (as discussed above). The Principal Executive Officer evaluates the executive officers’ performance and the Compensation Committee evaluates the Principal Executive Officer’s performance.

In accordance with common Company practice, annual base salary increases for 2014 were developed in late 2013. The Committee approved an average 2.7% annual merit increase for senior officers.

Bonus.   The Company pays an annual Christmas bonus to all employees.  The Committee and the Board of Directors or Executive Committee may also approve certain discretionary bonuses.  The annual Christmas bonus and any discretionary bonus is paid in cash.  Any bonus paid to a named executive officer is shown in the bonus column of the Summary Compensation Table.  There were no discretionary bonuses paid to a named executive officer during 2013.

Annual Incentive.   The Company provides the named executive officers and 73 other participants with an opportunity to earn cash incentive awards based on annual performance. Annual incentive compensation is paid in cash. The Company targets total cash (base salary + annual incentive) at median of the Hay Group All-Insurance Industry database, as adjusted for company size, when incentive awards are paid at target.

Prior to 2014, the annual incentive was established in the Company’s Annual Incentive Plan (“AIP”).  In 2014, the Company is asking shareholders to approve an Omnibus Incentive Plan (“OIP”) that will encompass both annual and long-term incentive compensation.  The historical 2013 goals and the results related thereto discussed below are under the Company’s old AIP, while the 2014 goals will be subject to the OIP, if approved by the shareholders.  Historically, the Committee has established aggressive AIP targets resulting in actual annual incentive payouts below target levels.  Consequently, actual total cash received by the Company’s executives has trailed median levels of the competitive market.

For annual incentive purposes, AIP and OIP participants are divided into six classes based on their level within the Company.  Each class is assigned a target incentive opportunity, expressed as a percent of base salary.  The more senior the position, the higher the percentage of the award is allocated to corporate goals in order to reflect broader job duties. Incentive opportunities for all AIP participants, with the exception of the Principal Executive Officer and the Executive Vice President, are based on the achievement of three corporate goals and two individual goals.  The Principal Executive Officer is incented based solely on the Company’s achievement against corporate goals.  The Executive Vice President’s goals are based on the Company’s achievement against corporate goals, the achievement of corporate goals for the Old American business unit, and Kansas City Life business unit goal measured by an increase in target premium on individual life insurance products.

The table below provides annual incentive targets expressed as a percent of base salary for each of the Company’s named executive officers.

Principal Executive Officer:
Corporate Goals	Threshold	Target	Maximum
Goal 1 - Financial	14%	28%	42%
Goal 2 - Growth	14%	28%	42%
Goal 3 - Expense	7%	14%	21%
Total	35%	70%	105%

Executive Vice President:
Corporate Goals	Threshold	Target	Maximum
Goal 1 - Financial	5.4%	10.8%	16.2%
Goal 2 - Growth	5.4%	10.8%	16.2%
Goal 3 - Expense	2.7%	5.4%	8.1%
Corporate Goal Total	13.5%	27.0%	40.5%

Old American Goals	Threshold	Target	Maximum
Goal 1 - Financial	1.8%	3.6%	5.4%
Goal 2 - Growth	1.8%	3.6%	5.4%
Goal 3 - Expense	0.9%	1.8%	2.7%
Old American Goal Total	4.5%	9.0%	13.5%
Kansas City Life Business Unit Goal	4.5%	9.0%	13.5%
Total	22.5%	45.0%	67.5%

All Other Named Executive Officers:
Corporate Goals	Threshold	Target	Maximum
Goal 1 - Financial	6.8%	13.6%	20.4%
Goal 2 - Growth	6.8%	13.6%	20.4%
Goal 3 - Expense	3.4%	6.8%	10.2%
Corporate Goal Subtotal	17.0%	34.0%	51.0%
Individual Goal # 1	3.0%	3.0%	3.0%
Individual Goal # 2	3.0%	3.0%	3.0%
Individual Goal Subtotal	6.0%	6.0%	6.0%
Total	23.0%	40.0%	57.0%

The Committee established the following three fiscal year corporate goals for the 2013 AIP: Financial, Growth and Expense Control (discussed more fully below).  These metrics were selected because they drive shareholder value and reflect the Company’s emphasis on profitable growth and cost control.

For 2013, the Corporate Goals were as follows:

Weighting	Goals	Performance Measures
	Finance Goal:	Threshold	$ 22.53	MM
40%	Operating Earnings	Target	$ 28.16	MM
	(Calendar Year)	Maximum	$ 33.79	MM
Growth Goal:
40%	Life Insurance	Threshold	$ 9.895	MM
	Target	Target	$ 10.366	MM
	Premiums	Maximum	$ 10.837	MM
	Expense Goal:	Threshold	$ 73.901	MM
20%	Controllable Expenses	Target	$ 73.169	MM
		Maximum	$ 72.437	MM

The Financial Goal is measured by operating earnings excluding the impact of incentive compensation plans. The Growth Goal is measured by new life insurance target premiums. The Expense Control Goal is measured by controllable expenses. Financial, Growth and Expense performance measures have a threshold, target and maximum award

The AIP is designed so that no payouts are made unless the fiscal year earnings trigger is achieved. The intention of the Committee in using an earnings trigger is to prevent AIP payouts unless a specific level of earnings is achieved.  For 2013, the earnings trigger of $22.53 million of net income net of the impact of incentive compensation plans was achieved and payouts have been made under the AIP.  Kansas City Life also exceeded the maximum for the Financial Goal and the threshold for the Expense Goal.  The Company did not meet the threshold for the Growth Goal.

The AIP is designed to award individual and Company performance that result in meeting important Company objectives.  To address individual performance, the Company requires participants to set two individual goals that support the Corporate Goals.  Achievement of each individual goal permits an additional award to the participant based on the class to which the participant belongs.  Traditionally, the AIP is designed so that an award will only be paid for an individual goal if the goal is fully achieved.

The Named Executive Officers (excluding the Principal Executive Officer and the Executive Vice President) had goals unique to their areas of responsibility.  Mr. Knapp’s goals related to enhancing the Company’s ability to manage liquidity risk and investing in real estate to support the Company’s product lines.  Mr. Milton’s goals related to improving the Company’s risk management process and implementing product strategies in response to the low interest rate environment.  Mr. Krebs goals related to strategies to improve the performance of Sunset Financial Services and improved agency communications and agency recruiting.   All personal goals were met by the Named Executive Officers with personal goals in 2013.

The Executive Vice President also had goals in addition to overall Company performance related to his individual area of responsibility.  In 2013, these goals included obtaining certain financial goals, growth goals and expense goals at the Old American business unit and on obtaining growth in the Kansas City Life marketing business unit for which he is responsible.  The Executive Vice President did not meet two of his three goals related to the Old American business unit and did not meet his goal associated with the Kansas City Life business unit.

The Principal Executive Officer’s goals are tied solely to Corporate performance.  Payout of the Principal Executive Officer’s annual incentive plan for 2013 were made subject to the approval of the Omnibus Incentive Plan at the Annual Meeting of Shareholders.

The annual incentive goals and earnings trigger are annually recommended by management and approved by the Compensation Committee.  In reviewing and approving annual incentive goals for plan year 2014, the Committee considered current economic conditions and their continued impact on investment values.  The Committee’s objective is to establish annual incentive goals at levels that will drive superior performance, but that remain attainable, to provide the desired motivational impact to participants.

For 2014, the earnings trigger will be a specified net income threshold of $23.53 million.  The three corporate goals will be as follows:

2014 Annual Incentive Plan Corporate Goals:

Weighting	Goals	Performance Measures
	Finance Goal:	Threshold	$ 23.530	MM
40%	Operating Earnings	Target	$ 29.160	MM
	(Calendar Year)	Maximum	$ 34.790	MM
Growth Goal:
40%	Life Insurance	Threshold	$ 10.499	MM
	Target	Target	$ 10.793	MM
	Premiums	Maximum	$ 11.284	MM
	Expense Goal:	Threshold	$ 75.755	MM
20%	Controllable Expenses	Target	$ 75.017	MM
		Maximum	$ 74.279	MM

Individual goals will be set by each participant under the direction of management.  In 2014, the Executive Vice President will again have more general goals related to the Old American and Kansas City Life business units for which he is responsible. Mr. Krebs will also have a modified goal where his personal incentive goals will be replaced with increased payouts for achieving the target and maximum goals under the Corporate Growth Goal.

All goals set in 2014 under the annual incentive portion of the OIP and any payouts for achieving such goals are set subject to the approval of that plan by the shareholders at the Annual Meeting of Shareholders.

Equity Compensation.  The Company has determined at this time that all compensation shall be paid in cash.  As a result, the Company currently offers no equity compensation or equity compensation plan to its employees.  However, the use of Phantom Stock Options as described below is believed to fulfill the Compensation Philosophy goal of motivating the achievement of stockholder value creation.

Long Term Incentive.  The Company provides executive officers with Long Term Incentives.  Prior to 2014, the Company provided a Long Term Incentive Plan (“LTIP”).  Beginning in 2014, the Company will provide long term incentive compensation under the OIP, if it is approved by shareholders.  Under the LTIP, and the 2014 awards under the OIP, the Committee annually grants Phantom Stock Options (PSOs) for three year overlapping terms. The 2011-2013 plan cycle began on January 1, 2011 and concluded on December 31, 2013. The initial face value of one PSO is the volume weighted average Company stock price from December 1, 2010 to December 31, 2010.  The ending value of one PSO for this plan cycle was the volume weighted average Company stock price from December 1, 2013 to December 31, 2013.  Payouts to LTIP participants are determined by the increase in the ending PSO value over the initial PSO face value plus cash dividends on Company stock accrued over the three-year cycle.  Under the LTIP, dividends without interest are payable at the end of each plan cycle, to the extent that the aggregate dividends exceed any negative share price appreciation.  For the 2011-2013 plan cycle that concluded on December 31, 2013, payouts were made as the stock price increased between the initial and end dates.

As in 2013, the Compensation Committee granted PSO awards for 2014 using a percentage of base salary approach. For each executive, the Committee reviewed data from the competitive market, as adjusted for company size, provided by its compensation consultant to determine the appropriate percentage of base salary at which to set long-term incentive awards. For 2014, these percentages remain at 90% for the Chairman/CEO and 65% for other senior executives. To determine the number of PSOs to be granted, the option value of a PSO unit is calculated using an Expanded Black-Scholes valuation methodology.

All awards in 2014 under the Long Term Incentive portion of the new Kansas City Life Insurance Company Omnibus Incentive Plan were issued subject to the approval of that plan by the shareholders at the Annual Meeting of Shareholders.

Perquisites.  The Company offers limited perquisites to its executive officers.  The Company provides an automobile allowance for certain officers based on date of hire (individuals who were elected to a position of Vice President or higher prior to November 21, 2000 have a grandfathered benefit) or based on job duties.  There are currently four named executive officers (R. Philip Bixby, Walter E. Bixby, Mark A. Milton and Donald E. Krebs) who receive an automobile allowance.

In 2013, the Committee authorized R. Philip Bixby and Walter E. Bixby to utilize the company aircraft for personal use based on the unique demands placed on these officers.  The Committee encourages this use to improve overall availability to attend to business matters and to achieve increased travel efficiencies. Both named executive officers are permitted to use the company aircraft for purely personal travel use up to 33 hours per year.  Any personal use that would be in excess of 33 hours per year would require advance approval from the Committee.

Any compensation related to a perquisite will be reported, if required, in the “All Other Compensation” sections of the Summary Compensation Table included below.  Compensation related to personal use of the company aircraft for the company will be equal to the aggregate incremental costs to the Company for operating the company aircraft for any personal travel.  Incremental costs for any flight leg deemed to be for personal use (including any deadhead flight leg related thereto) is based on the variable costs to the Company for operating the flight, including fuel, maintenance, crew travel expenses (including food, lodging and ground transportation); landing fees, ground handling fees, and insurance or maintenance agreements based on the specific flight, and other specific flight expenses. Since the company aircraft is used primarily for business purposes, the calculation does not include fixed costs such as depreciation, general maintenance general maintenance and insurance costs and pilot salaries and benefits.

Deductibility of Executive Compensation

In establishing total compensation for the executive officers, the Committee considers the effect of Section 162(m) of the Internal Revenue Code.  Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to an individual in any year unless the compensation qualifies as performance-based.  The Committee seeks to design and administer the Company’s compensation programs in such a manner as to preserve the deductibility of compensation paid to executives.  Going forward, the Company intends to continue to provide compensation to executives in a way that maintains the future deductibility of pay and awards under the annual and long-term incentive programs.  The Company is requesting that shareholders vote for the Kansas City Life Insurance Company Omnibus Incentive Plan in part to maintain the potential deductibility of future compensation under Section 162(m) and to correct an oversight in the plan design that prevented the Company from deducting certain performance-based compensation for the 2013 tax year.

Conclusion

The Company and Compensation Committee are satisfied that the base salary, bonus, annual incentive awards and long term incentive awards are provided to the named executive officers of the Company are structured and operate to foster a performance-oriented culture and create strong alignment with the long-term best interests of the Company and its stockholders, and that compensation levels are reasonable in light of performance and industry practices.

SUMMARY COMPENSATION TABLE

					Change
					in Pension
					Value and
					Non-Qualified
				Non-Equity	Deferred
Name and Principal				Incentive Plan	Compensation		All Other
Position	Year	Salary	Bonus	Compensation (11)	Earnings		Compensation		Total
R. Philip Bixby	2013	$760,008	$300	$2,012,150	$1,291,452	(1)	$135,606	(6)(12)(14)	$4,199,516
President, CEO and	2012	$738,000	$200	$1,471,226	$1,057,590	(1)	$127,286	(6)(13)(14)	$3,394,302
Chairman of the Board	2011	$720,000	$200	$182,208	$439,222	(1)	$128,311	(6)(13)(14)	$1,469,941
(PEO)

Tracy W. Knapp	2013	$313,140	$250	$566,357	$144,565	(2)	$47,461	(7)(14)	$1,071,773
Senior Vice President,	2012	$304,860	$140	$402,285	$205,975	(2)	$46,961	(7)(14)	$960,221
Finance (PFO)	2011	$297,660	$130	$54,591	$78,783	(2)	$42,862	(7)(14)	$474,026

Mark A. Milton	2013	$316,080	$300	$567,247	$9,876	(3)	$51,688	(8)(14)	$945,191
Senior Vice President	2012	$307,800	$200	$403,361	$167,301	(3)	$59,892	(8)(13)(14)	$938,554
and Actuary	2011	$301,200	$200	$50,723	$253,772	(3)	$43,835	(8)(13)(14)	$649,730

Donald E. Krebs	2013	$292,680	$270	$544,963	$10,770	(4)	$47,180	(9)(14)	$895,863
Senior Vice President,	2012	$285,000	$160	$385,714	$39,080	(4)	$64,308	(9)(13)(14)	$774,262
Sales & Marketing	2011	$279,600	$150	$51,279	$50,171	(4)	$58,491	(9)(13)(14)	$439,691

Walter E. Bixby	2013	$339,480	$300	$396,396	$90,189	(5)	$74,445	(10)(13)(14)	$900,810
Executive Vice President
and Vice Chairman of
the Board

(1)
For 2013, includes ($15,226)  change in pension value and $1,284,649 change in nonqualified deferred compensation earnings and ($1,704) change in retiree medical and $23,733 change in excess benefit; for 2012, includes $183,813 change in pension value and $735,817 change in nonqualified deferred compensation earnings and $1,443 change in retiree medical and $136,517 change in excess benefit; and for 2011, includes $365,664 change in pension value and $63,402 change in nonqualified deferred compensation earnings and $10,156 change in retiree medical.

(2)
For 2013, includes ($9,505) change in pension value and $154,509 change in nonqualified deferred compensation earnings and $934 change in retiree medical and ($1,373) change in excess benefit; for 2012, includes $15,248 change in pension value and $174,896 change in nonqualified deferred compensation earnings and $14,710 change in retiree medical and $1,121 change in excess benefit; and for 2011, includes $31,547 change in pension value and $25,040 change in nonqualified deferred compensation earnings and $22,196 change in retiree medical.

(3)
For 2013, includes ($41,561) change in pension value and $58,030 change in nonqualified deferred compensation earnings and ($4,880) change in medical and ($1,703) change in excess benefit; for 2012, includes $127,656 change in pension value and $33,207 change in nonqualified deferred compensation earnings and $4,070 change in medical and $2,368 change in excess benefit; and for 2011, includes $206,150 change in pension value and $5,010 change in nonqualified deferred compensation pension value and $42,612 change in retiree medical.

(4)
For 2013, includes ($4,036) change in pension value and $11,944 change in nonqualified deferred compensation earnings and $3,198 change in medical and ($336) change in excess benefit; for 2012, includes $16,757 change in pension value and $4,716 change in nonqualified deferred compensation earnings and $16,247 change in medical and $1,360 change in excess benefit; and for 2011, includes $28,009 change in pension value and $(63) change in nonqualified deferred compensation pension value and $22,225 change in retiree medical.

(5)
For 2013, includes ($34,808) change in pension value and $128,427 change in nonqualified deferred compensation earnings and ($3,243) change in medical and ($187) change in excess benefit.  Mr. W. E. Bixby was not a named executive officer prior to 2013.

(6)
For 2013, includes $8,000 in cash compensation for services as chairman, $5,000 of which was attributable to the registrant and $3,000 of which was attributable to subsidiaries.  For 2012, includes $8,500 in cash compensation for services as chairman, $5,500 of which was attributable to the registrant and $3,000 of which was attributable to subsidiaries.  For 2011, includes $8,000 in cash compensation for services as chairman, $5,000 of which was attributable to the registrant and $3,000 of which was attributable to subsidiaries.

(7)
For 2013, includes $8,000 in cash compensation for service as a director, $5,000 of which was attributable to the registrant and $3,000 of which was attributable to subsidiaries.  For 2012, includes $8,500 in cash compensation for service as a director, $5,500 of which was attributable to the registrant and $3,000 of which was attributable to subsidiaries.  For 2011, includes $8,000 in cash compensation for service as a director, $5,000 of which was attributable to the registrant and $3,000 of which was attributable to subsidiaries.

(8)
For 2013, includes $8,000 in cash compensation for service as a director, $5,000 of which was attributable to registrant and $3,000 of which was attributable to subsidiaries.  For 2012, includes $8,500 in cash compensation for service as a director, $5,500 of which was attributable to registrant and $3,000 of which was attributable to subsidiaries.  For 2011, includes $8,000 in cash compensation for service as a director, $5,000 of which was attributable to registrant and $3,000 of which was attributable to subsidiaries.

(9)	For each year, includes $2,000 in cash compensation for service as a director for a subsidiary.

(10)
For 2013, includes $8,000 in cash compensation for service as a director, $5,000 of which was attributable to registrant and $3,000 of which was attributable to subsidiaries.  Mr. W. E. Bixby was not a named executive officer prior to 2013.

(11)	Includes the amounts earned in the Long Term Incentive Plan (LTIP) and the Annual Incentive Plan (AIP) as shown below:

				Total
	Year	LTIP	AIP	LTIP and AIP
R. Philip Bixby	2013	$1,632,332	$379,818	$2,012,150
	2012	$1,006,286	$464,940	$1,471,226
	2011	$-	$182,208	$182,208
Tracy W. Knapp	2013	$471,557	$94,800	$566,357
	2012	$290,709	$111,579	$402,288
	2011	$-	$54,591	$54,591
Mark A. Milton	2013	$471,557	$95,690	$567,247
	2012	$290,706	$112,655	$403,361
	2011	$-	$50,723	$50,723
Donald E. Krebs	2013	$456,357	$88,606	$544,963
	2012	$281,404	$104,310	$385,714
	2011	$-	$51,279	$51,279
Walter E. Bixby	2013	$321,790	$74,606	$396,396

(12)	Includes perquisites related to personal use of the corporate aircraft and an automobile allowance.

(13)	Includes perquisite of an automobile allowance.

(14)	Includes:

		Employer	Employer	Employer
		401(k)	401(k)	Contribution in
	Year	Match	Profit Sharing	Deferred Comp.
R. Philip Bixby	2013	$17,500	$10,200	$62,821
	2012	$17,000	$10,000	$61,040
	2011	$16,500	$9,800	$41,100
Tracy W. Knapp	2013	$17,500	$10,200	$9,746
	2012	$17,000	$10,000	$9,495
	2011	$16,500	$9,800	$7,313
Mark A. Milton	2013	$17,500	$10,200	$10,098
	2012	$17,000	$10,000	$9,872
	2011	$16,500	$9,800	$7,596
Donald E. Krebs	2013	$17,500	$10,200	$7,314
	2012	$17,000	$10,000	$7,184
	2011	$16,500	$9,800	$5,868
Walter E. Bixby	2013	$17,500	$10,200	$10,982

GRANTS OF PLAN BASED AWARDS
2013

			Estimated Future
		Board of	Payouts Under
		Directors	Non-Equity Incentive
Name	Grant Date (4)	Action Date (4)	Plan Awards

			Threshold	Target	Maximum

R. Philip Bixby	1/1/2013	10/22/2012	$266,003	$532,006	$798,008	(1)
	1/1/2011	10/25/2010	-	$1,632,332	-	(2)(3)
	1/1/2012	10/24/2011	-	$1,657,522	-	(3)
	1/1/2013	10/22/2012	-	$901,396	-	(3)
	1/1/2014	10/28/2013	-	-	-	(3)

Tracy W. Knapp	1/1/2013	10/22/2012	$72,022	$125,256	$178,490	(1)
	1/1/2011	10/25/2010	-	$471,557	-	(2)(3)
	1/1/2012	10/24/2011	-	$477,322	-	(3)
	1/1/2013	10/22/2012	-	$260,399	-	(3)
	1/1/2014	10/28/2013	-	-	-	(3)

Mark A. Milton	1/1/2013	10/22/2012	$72,698	$126,432	$180,166	(1)
	1/1/2011	10/25/2010	-	$471,557	-	(2)(3)
	1/1/2012	10/24/2011	-	$477,322	-	(3)
	1/1/2013	10/22/2012	-	$260,399	-	(3)
	1/1/2014	10/28/2013	-	-	-	(3)

Donald E. Krebs	1/1/2013	10/22/2012	$67,316	$117,072	$166,828	(1)
	1/1/2011	10/25/2010	-	$456,356	-	(2)(3)
	1/1/2012	10/24/2011	-	$462,178	-	(3)
	1/1/2013	10/22/2012	-	$252,266	-	(3)
	1/1/2014	10/28/2013	-	-	-	(3)

Walter E. Bixby	1/1/2013	10/22/2012	$76,383	$152,766	$229,149	(1)
	1/1/2011	10/25/2010	-	$321,790	-	(2)(3)
	1/1/2012	10/24/2011	-	$326,382	-	(3)
	1/1/2013	10/22/2012	-	$305,158	-	(3)
	1/1/2014	10/28/2013	-	-	-	(3)

(1)
Based on the terms of the Company’s annual incentive program, as described in the Compensation Discussion and Analysis, all but the Principal Executive Officer and Executive Vice President have two personal goals based on either achieving the goal or not and the total award is disclosed in the minimum, threshold and maximum columns of this table. The calculation assumes that both personal goals are achieved and that the weighted corporate goals are all at threshold, target or maximum for each executive officer.

(2)
Based on the terms of the Company’s long term incentive program as described in the Compensation Discussion and Analysis. It does not have a threshold, target or maximum. The amount shown as target is the actual plan award for the term from January 1, 2011 to December 31, 2013.

(3)
Based on the terms of our long term incentive program, as described in the Compensation Discussion and Analysis, which does not have a threshold, target or maximum. The amount of the target is not determinable, so the amount shown as target is a representative amount based on the prior fiscal years’ performance, based on these inputs:

Grant		December 2013	Cycle to Date
For 3 yr. Plan	Grant Price	Av. W. Price (*)	Div/SH Accrual

1/1/2011	$32.45	$48.06	$3.51
1/1/2012	$31.70	$48.06	$2.43
1/1/2013	$37.86	$48.06	$1.08
1/1/2014	$48.06	$48.06	$-

* Each three year plan will use the volume-weighted stock price for December at the end of the term.

(4)	The Grant Date and the Board of Directors Action Date for this non-equity plan are different because some factors critical to past performance are not known until the end of the year.

NON-QUALIFIED DEFERRED COMPENSATION
2013

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	In Last FY (1)	In Last FY (2)	In Last FY (3)	Distributions	At Last FYE (4)

R. Philip Bixby	$1,433,088	$62,821	$1,284,649	$-	$7,798,094
Tracy W. Knapp	$-	$9,746	$154,509	$(536,073)	$648,824
Mark A. Milton	$-	$10,098	$58,030	$-	$314,080
Donald E. Krebs	$-	$7,314	$11,944	$-	$61,090
Walter E. Bixby	$33,258	$10,982	$128,427	$-	$599,016

(1)	Amounts reported in this column are included in the Salary and Non-Equity Incentive Plan columns of the Summary Compensation Table.

(2)	Amounts reported in this column are included in the All Other Compensation column of the Summary Compensation Table.

(3)	Amounts reported in this column are included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings and Retiree Medical column of the Summary Compensation Table.

(4)
Amounts reported in this column were reported in the last fiscal year in the Summary Compensation Table as follows:  Executive Contributions were included in the Salary column; Registrant Contributions were included in the All Other Compensation column; Aggregate Earnings were included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column; Aggregate Withdrawals/Distributions were not included.

Non-Qualified Deferred Compensation Discussion

Participation in the Kansas City Life Deferred Compensation Plan is limited to highly compensated employees.  For 2014, highly compensated employees were defined as those whose compensation was $110,000 or more in 2013.  Participants are eligible to participate in the Plan up to a maximum of 100% of their base salary and/or eligible bonuses.

The plan participant selects funds from a variety of investment choices provided by the plan. Selections may be changed daily. The interest rates and earnings vary for the participants depending on their fund selections and allocations plus the performance of each fund.

PENSION BENEFITS
2013

			Present Value of	Payments
		Numer of Years	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year

R. Philip Bixby	Kansas City Life Insurance Company	33 years	$1,678,394	$-
	Cash Balance Pension Plan

	Kansas City Life Insurance Company	33 years	$1,396,826	$-
	Excess Benefit Plan

	Kansas City Life Insurance Company	36 years	$113,711	$-
	Retiree Medical Plan

Tracy W. Knapp	Kansas City Life Insurance Company	12 years	$155,673	$-
	Cash Balance Pension Plan

	Kansas City Life Insurance Company	12 years	$20,781	$-
	Excess Benefit Plan

	Kansas City Life Insurance Company	15 years	$63,999	$-
	Retiree Medical Plan

Mark A. Milton	Kansas City Life Insurance Company	29 years	$1,018,899	$-
	Cash Balance Pension Plan

	Kansas City Life Insurance Company	29 years	$59,197	$-
	Excess Benefit Plan

	Kansas City Life Insurance Company	32 years	$119,207	$-
	Retiree Medical Plan

Donald E. Krebs	Kansas City Life Insurance Company	14 years	$196,070	$-
	Cash Balance Pension Plan

	Kansas City Life Insurance Company	14 years	$12,958	$-
	Excess Benefit Plan

	Kansas City Life Insurance Company	17 years	$97,492	$-
	Retiree Medical Plan

Walter E. Bixby	Kansas City Life Insurance Company	29 years	$895,830	$-
	Cash Balance Pension Plan

	Kansas City Life Insurance Company	29 years	$8,967	$-
	Excess Benefit Plan

	Kansas City Life Insurance Company	32 years	$123,068	$-
	Retiree Medical Plan

Pension Benefits Discussion

The registrant offers three plans that provide for payments or other benefits at, following, or in connection with retirement.  These include the Kansas City Life Insurance Company Cash Balance Pension Plan (the “Qualified Plan”), Kansas City Life Excess Benefit Plan (the “Excess Benefit Plan”) and the Kansas City Life Employee Medical Plan (the " Medical Plan") collectively, “the Plans”:

The Qualified Plan is open to employees who are at least 21 years of age who have completed one year of service with the Registrant or a participating subsidiary. The “normal retirement” benefit under the plan is available at age 65.  The Qualified Plan has two “early retirement” provisions based on when the participant joined the plan.  For participants who joined the plan on or after January 1, 1982, the participant will be able to receive benefits at or after age 55 as long as the participant’s age plus their years of service after age 25 are equal to or greater than 75.  For participants who joined the plan prior to January 1, 1982, the participant will be able to receive benefits under the plan at age 55, if the participant was a member of the plan for at least fifteen years, or at age 60 if the participant was a member of the plan for at least 10 years.  Mr. P. Bixby, Mr. W. Bixby and Mr. Milton would be eligible for the “early retirement” benefit under the Qualified Plan.

The Qualified Plan was frozen as of December 31, 2010, and no further contributions will be made after that date.  Effective January 1, 2011, the normal retirement benefit under the Qualified Plan is the greater of the participant’s Cash Balance Account or the actuarial equivalent of the participant’s Prior Plan Benefit or Grandfathered Benefit. The Cash Balance Account is credited with interest each year. The normal form of payment is a life annuity if single or a qualified joint and survivor annuity if married. Participants also have the option of electing an actuarial equivalent form of payment, including a lump sum.  The early retirement benefit is the accrued benefit at severance actuarially reduced for early commencement. The Prior Plan Benefit and the Grandfathered Benefit are reduced by the Prior Plan reduction factors.  The compensation used in determining the accrued benefit is base pay excluding bonuses, overtime pay, severance pay or any other extraordinary payments.

The Excess Benefit Plan was also frozen as of December 31, 2010, and no further contributions will be made after that date.  It is similar in operational design to the Qualified Plan discussed above, with the exception that the Excess Benefit Plan does not set IRC Section 401(a)(17) compensation limits and IRC Section 415 benefit limitations.  The Excess Benefit Plan is designed to provide the same essential pension benefits as those under the Qualified Plan, with the participant accepting that the plan does not provide the protections and benefits provided by IRC Section 401(a)(17) and IRC Section 415.  Mr. P. Bixby would be eligible for the “early retirement” benefit under the Excess Benefit Plan.

The Medical Plan provides benefits to retired employees and their dependents who satisfy eligibility requirements if the retired employee continues to pay the applicable premium for medical benefits.  Premiums for retired employees and their qualifying dependents may vary based on years of service and the age at which the employee retires.  Active full-time employees hired prior to January 1, 2000 who become eligible to retire must continuously participate in the Medical Plan during the last sixty (60) months of employment immediately prior to retirement to be eligible for Retiree Medical Plan coverage.  Active full-time employees hired on or after January 1, 2000 but prior to January 1, 2005 who become eligible to retire must have a minimum of one hundred twenty (120) months of service and continuously participate in the Medical Plan during the last sixty (60) months of employment immediately prior to retirement to be eligible for Retiree Medical Plan coverage.  Employees hired or rehired on or after January 1, 2005 are not eligible to participate in the Retiree Medical Plan.

The Plans are designed to provide some retirement benefits for all eligible Company employees.

A discussion regarding the assumptions upon which the present value of accumulated benefits for all of the Plans can be found in Item 7, Management’s Discussion and Analysis, and in Note 12, Pensions and Other Postretirement Benefits, to the Consolidated Financial Statements found in the Company’s Form 10-K.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Assuming the employment of the named executive officers were to be terminated because of a reduction in staff, each as of December 31, 2013, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table. As provided in the Company's severance plan applicable to senior officers, they would each receive one month’s pay for each year of service up to a maximum of one year.

			Cash Severance
R. Philip Bixby	$63,334	per month for 12 months	$760,008
Tracy W. Knapp	$26,095	per month for 12 months	$313,140
Mark A. Milton	$26,340	per month for 12 months	$316,080
Donald E. Krebs	$24,390	per month for 12 months	$292,680
Walter E. Bixby	$28,290	per month for 12 months	$339,480

No severance payment is provided for any of the executive officers in the event of death, disability or retirement.

No payments are due in connection with a severance by reduction in staff unless the executive executes a general release and waiver of claims against the Company following procedures set out by the Company.

A change in control does not affect the amount or timing of cash severance payments, nor are there any other payments for change in control.

Assuming the employment of the named executive officers were to be terminated due to death, disability or retirement as of December 31, 2013 their year end payout as shown in the Summary Compensation Table for the Annual Incentive Plan and the Long Term Incentive Plan would not change. Upon all other terminations, the amounts in the Annual Incentive Plan and Long Term Incentive Plan would be forfeited.

Payments upon termination are also disclosed in the Non-Qualified Deferred Compensation and Pension Benefit Tables in the two immediately preceding sections of this Proxy Statement.

DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid an annual fee of $20,000, payable quarterly, plus a $2,500 attendance fee per quarterly meeting and a $2,000 attendance fee per special meeting.

The tables below set forth a summary of director compensation for the fiscal year ending December 31, 2013.

	Board Cash	Committee	All Other	Total
Director	Fees	Fees	Compensation	Compensation

Kevin G. Barth	$30,000	$3,750	$-	$33,750
William R. Blessing	$30,000	$16,750	$-	$46,750
Nancy Bixby Hudson	$30,000	$-	$12,166	$42,166
Michael Braude	$30,000	$5,000	$-	$35,000
James T. Carr	$22,500	$-	$-	$22,500
John C. Cozad	$30,000	$-	$-	$30,000
Richard Finn	$30,000	$20,000	$-	$50,000
David S. Kimmel	$22,500	$2,000	$-	$24,500
Cecil R. Miller	$30,000	$10,000	$-	$40,000
Bradford Nordholm	$15,000	$2,000	$-	$17,000
William A. Schalekamp	$30,000	$13,750	$-	$43,750

1Mr. Nordholm retired from the Board in 2013.

Directors who are employees of the Company are paid an annual fee of $5,000, payable quarterly and a $500 attendance fee per special meeting.

The Company reimburses travel expenses to attend Board and Committee meetings.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") provides that Company stockholders be permitted an opportunity to vote on a Resolution to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.   This vote is commonly referred to as a “say on pay” vote.

The Company’s guiding philosophy for compensation is to establish a compensation program that will attract, motivate and retain quality executive leadership who will achieve competitively superior corporate performance and create stockholder value.  The Committee bases its compensation decisions on the following core principles: (1) pay is to be performance based; and (2) compensation opportunities must be competitive, to retain key management talent in an aggressive industry marketplace.  Please refer to the Compensation Disclosure and Analysis section of this document for an overview of the compensation provided to the Company’s named executive officers.

The Board of Directors is asking Stockholders to vote “FOR” the following resolution with respect to the compensation of the Company’s named executive officers:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The stockholder vote is advisory and is not binding on the Company regarding current or future executive compensation decisions, including those involving the named executive officers.  The Compensation Committee and Board of Directors, however, value the opinions of the Company’s stockholders and will consider the outcome of the stockholders' vote on the above resolution when considering future executive compensation decisions.

Board Recommendation

The Board of Directors recommends a vote FOR the above advisory resolution approving the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides that Company stockholders may vote, on an advisory or non-binding basis, on how frequently the Company will provide stockholders the opportunity to vote on the advisory resolution approving the compensation of the Company’s named executive officers (the “say on pay” vote).  By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every three years, every two years, or every year.

The Board of Directors recommends that stockholders vote “3 YEARS” as the frequency for “say on pay” votes for the Company.  The Board believes a three year frequency is the best choice for the Company for a number of reasons, including the following:

(1)	This frequency encourages stockholders to evaluate company performance and compensation on a multi-year basis, allowing stockholders to better consider longer term objectives and developments.

(2)
This frequency provides the Compensation Committee with adequate time to thoughtfully consider the results of the “say on pay” vote and, as necessary, respond to stockholder sentiment in an appropriate and studied manner.

As with the “say on pay” vote, the vote on frequency is advisory and is not binding on the Company.  The Board of Directors and the Compensation Committee may determine that it is in the best interest of the Company to hold the “say on pay” vote more or less frequently than the frequency chosen by largest number of stockholders.  However, the Compensation Committee expects to take into account the outcome of this vote when considering the frequency of future “say on pay” votes.

Board Recommendation

The Board of Directors recommends that stockholder’s select “3 YEARS” for the frequency of advisory votes on a resolution approving named executive officer compensation.

APPROVAL OF THE KANSAS CITY LIFE INSURANCE COMPANY
OMNIBUS INCENTIVE PLAN

We are asking the Company’s shareholders to approve the Kansas City Life Insurance Company Omnibus Incentive Plan (the "Plan").

The current Kansas City Life Insurance Company Long-Term Incentive Plan and the current Annual Incentive Plan are merged into, and incorporated as a part of, the Plan.  Additional incentive awards may be granted under the Plan as described below.  The Compensation Committee recommended the Plan to the Board, and the Board has unanimously approved the Plan, subject to approval of the shareholders.

At this time no shares are authorized for issuance under the Plan.

Description of the Kansas City Life Insurance Company Omnibus Incentive Plan

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, attached as Exhibit A.

General.    The Plan is intended to attract, retain, motivate and reward employees of the Company and its affiliates; to provide equitable and competitive compensation opportunities, including deferral opportunities; to encourage long-term service; to recognize individual contributions and reward achievement of Company goals and to promote creation of long-term value for Shareholders by closely aligning the interests of employees with the interests of Shareholders.

Eligibility.    Executive officers and other employees of the Company and its affiliates are eligible to be granted awards and thereby become participants under the Plan.  Approximately 80 employees qualify to participate in the Plan as of January 1, 2014.

Administration.    The Compensation Committee (the “Committee”) administers the Plan.  The Committee is composed only of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  Subject to the terms and conditions of the Plan, the Committee is authorized to select participants; determine the type and size of awards; specify grant, exercise and settlement dates, performance and deferral conditions; and all other matters relating to awards. The Committee is also authorized to prescribe forms of award agreements, specify rules and regulations relating to the Plan, amend award agreements, construe and interpret the Plan and make all other determinations which may be necessary or advisable for the administration of the Plan.

The Committee may delegate to management of the Company the authority to perform such functions, including administrative functions, as the Committee may determine. The Plan provides that members of the Committee and persons acting on the Committee’s behalf shall be indemnified and held harmless by the Company from any loss or expense resulting from claims and litigation in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

Because of the discretion of the Committee in administering the Plan, any benefits or amounts  would be received or allocated to our current named executive officers, executive officers, directors and employees is not determinable.

Award Limits.    For awards that are intended to qualify as performance-based compensation not subject to the limitation on deductibility under Section 162(m) of the Code, the Plan imposes a limit of $5,000,000 per year as the maximum amount payable to any one individual as a cash award for any performance period.  In the case of a multi-year performance period, the dollar limit applies to each calendar year or portion thereof in the performance period. This limit applies only to awards under the Plan that are intended to qualify as performance-based for purposes of Section 162(m) of the Code, and do not apply to other awards nor do they limit the Company’s ability to enter into compensation arrangements outside of the Plan.

Awards - Overview.    Awards under the Plan may be phantom stock, phantom stock appreciation units, phantom stock options (also known as stock appreciation rights or “SARs”), performance units, performance cash awards, dividend equivalents, or other awards.  The Plan also permits deferrals of certain amounts otherwise payable.  The Company intends that amounts deferred be either exempt from or comply with the restrictions on deferred compensation under Section 409A of the Code.

Phantom Stock.    An award of phantom stock is a right to receive at a designated date a cash amount equal in value to a specified number of shares of common stock.

Phantom Stock Appreciation Units.    Phantom stock appreciation units are the interests granted under the current long-term incentive plan which is merged into the Plan.  This consists of the right to a cash payment based upon the appreciation of the common stock of the Company over a performance period established by the Committee.  An award may also be made of certain dividend equivalents subject to an increase in value of the common stock of the Company.

Phantom Stock Options (Stock Appreciation Rights).    Phantom stock options entitle the participant to receive the excess of the fair market value of a share on the date of exercise over the phantom stock option's designated base price. The base price of a phantom stock option may not be less than the fair market value of the common stock on the date of grant. The maximum term of each phantom stock option will be ten years. Subject to this limit, the times at which each phantom stock option will be exercisable, the conditions and circumstances for exercise (including performance goals and service requirements), the manner for payment of the option exercise price and settlement of the award are as determined by the Committee.

RSUs.    RSUs give a participant the right to receive cash at the end of a specified deferral period upon lapse of a substantial risk of forfeiture unless the settlement date is deferred at the election of the grantee.

Dividend Equivalents.    Dividend equivalents are rights to receive cash, other awards or other property equivalent in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. The awards may be granted on a stand-alone basis or in conjunction with another award, except that they may not be granted with respect to phantom stock options.   Dividend equivalents on performance-based awards will be forfeited if the underlying awards are forfeited or if the performance criteria are not satisfied or deemed satisfied.

Other Awards.    The Committee may grant other awards that are denominated or payable in cash, or valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration, if any, to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant other awards (including cash) in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-based Awards.  The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. Performance is determined by such business criteria or other measures as the Committee deems appropriate. After the end of the performance period, the Committee determines the amount actually payable under the award, and has the discretion to reduce or increase the amount payable to any participant, except that discretionary increases may not be applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

In the case of awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee will select the business criteria used in establishing performance goals from among the following:

•	share price, including (i) market price per share; and (ii) share price appreciation depreciation, amortization, or extraordinary or special items;
•
earnings, including (i) earnings per share, reflecting dilution of shares; (ii) gross or pre-tax profits, (iii) post-tax profits, (iv) operating profit; (v) earnings net of or including dividends; (vi) earnings net of or including the after-tax cost of capital, (vii) earnings before (or after) interest and taxes (“EBIT”); (viii)  earnings per share from continuing operations, diluted or basic; (ix) earnings before (or after)  interest, taxes, depreciation and amortization (“EBITDA”); (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items; (xi) operating earnings; (xii) growth in earnings or growth in earnings per share; (xiii) total earnings;

•
return on equity, including (i) return on equity, (ii) return on invested capital, (iii) return or net return on assets; (iv) return on net assets; (v) return on gross sales; (vii) return on investment; (viii) return on capital; (ix) return on invested capital; (x) return on committed capital; (xi) financial return ratios; (xii) value of assets; and (xiii) change in assets;

•	cash flows, including (i) operating cash flow; (ii) net cash flow; (iii) free cash flow; (iv) cash flow on investment;
•	revenue, including (i) gross or net revenue, and (ii) changes in annual revenues;
•	margins, including (i) adjusted pre-tax margin; and (ii) operating margins;
•	income, including (i) net income; and (ii) consolidated net income;
•	net investment income and realized investment gains or losses (including on a per share basis);
•	economic value added;
•
costs, including (i) operating or administrative expenses, (ii) operating expenses as a percentage of revenue, (iii) expense or cost levels; (iv) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (vi) expense reduction levels; (vii) operating cost management; and (viii) cost of capital;

•
financial ratings, including (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives;

•
market or category share, including (i) market share; (ii) volume; (iii) unit sales volume; (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

•
shareholder return, including (i) total shareholder return, (ii) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time, and (iii) dividends;

•
objective nonfinancial performance criteria, including (i) attainment of strategic and business goals; (ii) regulatory compliance; (iii) productivity and productivity improvements; (iv) inventory turnover, average inventory turnover or inventory controls; (v) net asset turnover; (vi) customer satisfaction based on specified objective goals or company-sponsored customer surveys; (vii) employee satisfaction based on specified objective goals or company-sponsored employee surveys; (viii) objective employee diversity goals; (ix) employee turnover; (x) specified objective environmental goals; (xi) specified objective social goals; (xii) specified objective goals in corporate ethics and integrity; (xiv) specified objective business integration goals; (xv) specified objective business expansion goals or goals relating to acquisitions or divestitures; (xvi) succession plan development and implementation.

The Committee may provide in any performance award that any evaluation of performance shall include or exclude any of the following items:  (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures;  (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges.

The Committee generally must establish the terms of performance awards, including the applicable performance goals, the corresponding amounts payable (subject to per-person limits), and other terms of settlement, not later than the earlier of 90 days after the beginning of the performance period, or the date on which 25% of the performance period has elapsed. The Committee may establish an unfunded performance award pool based on the performance goals and criteria listed above, with the maximum amount payable to any participant in the pool being a stated percentage of the bonus pool (not in excess of 100% of the bonus pool in the aggregate).

Before settlement of a performance award intended to qualify as performance-based compensation, under Section 162(m) of the Code, the Committee must certify the level of attainment of the performance goal and satisfaction of any other material terms of the performance award. Determinations of the Committee with respect to such awards must be in writing.

Change in Control.    In the event of a Change in Control of the Company, the Committee may provide for the acceleration of the vesting of the award and termination of any restrictions or performance conditions on the award, or the cancellation of the award or agreement for payment to the participant in cash or other property, and may provide for such changes to occur upon the Change in Control or upon termination of employment within a fixed time after the Change in Control.

For these purposes a “Change in Control” generally occurs if (i) any one person or group becomes the owner of more than 50% of the fair market value or total voting power of the stock of the Company through any combination of previously owned stock or stock acquisitions, (ii) if any one person or group acquires more than 30% of the fair market value or total voting power of the stock of the Company through acquisitions over a 12-month period, or (iii) a majority of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

Amendment and Termination.  The Board, on recommendation of the Compensation Committee, may amend or terminate the Plan without Shareholder approval, unless such approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements. However,

•	no such Board action may materially and adversely affect an outstanding award (or existing account) without the consent of the participant;
•	the Committee may not amend or replace previously granted options in a transaction that constitutes a “repricing” under New York Stock Exchange rules; and
•	no amendment or termination of the Plan may accelerate the date of payment or distribution of any deferred compensation subject to Section 409A of the Code.

Federal Income Tax Implications of the Kansas City Life Insurance Company Omnibus Incentive Plan

The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the Plan.  The following discussion of federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect.  It should not be taken as tax advice to Plan participants, who are urged to consult their individual tax advisors.

Phantom stock options that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: the grant of a phantom stock option will create no federal income tax consequences for the participant or the Company. Upon exercising a phantom stock option, the participant must generally recognize ordinary income equal to the cash received.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with a phantom stock option.

Phantom stock options, may be subject to Section 409A, which regulates deferral arrangements. In such cases, the distribution to the participant of cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution.  The Company would not be entitled to a tax deduction at the time of exercise but would become entitled to a tax deduction at the time of payment at the end of the deferral period.

Awards other than phantom stock options that result in a transfer to the participant of cash or shares or other property generally will be structured under the Plan to meet applicable requirements under Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received.  In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant as long as the deductibility limitations of Section 162(m) of the Code do not apply, as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals), and amounts deferred, will be subject to Section 409A. Certain participant elections and the timing of distributions relating to such awards or deferrals must meet requirements under Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award or deferral.

As discussed above, compensation that qualifies as performance-based compensation is excluded from the $1 million deductibility cap of Section 162(m) and therefore remains fully deductible by the company that pays it. Under the Plan, phantom stock options granted with a base price at least equal to 100% of fair market value of the underlying common stock at the date of grant, annual incentive awards to employees the Committee expects to be Covered Employees at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such performance-based compensation. A number of requirements must be met in order for particular compensation to so qualify.  The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect.  As such, there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. Time-vested awards under the Plan, such as restricted stock, generally will not so qualify, so that compensation paid to Covered Employees in connection with such awards, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, may not be deductible by the Company as a result of Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is not intended to be tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.

Approval of the Plan

Approval of the proposal to adopt the Plan requires the affirmative vote of the holders of a majority of the Shares represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.  Abstentions and broker non-votes are counted as votes “against” this proposal.

Board Recommendation

The Board of Directors recommends that stockholder’s vote “FOR” the adoption of the Kansas City Life Insurance Company Omnibus Incentive Plan.

RISK MANAGEMENT

Board Oversight of Risk

In order to better manage operations of the Company on a regular basis, the Board has created an Executive Committee.  The Executive Committee is comprised of six directors, three of whom are currently executive officers of the Company, one of whom retired as an executive officer of the Company on October 31, 2010, and two of whom are independent directors.  The Committee is authorized to exercise all authority of the Board related to management, general control, and supervision of the business of the Company.  This authority includes the oversight of operational risk related to the Company’s business, risks associated with the Company’s investment decisions, and underwriting risk associated with insurance products offered by the Company and its subsidiaries.  The Executive Committee meets regularly during the course of the year, and met twelve times in 2013.  This Committee is well-positioned to understand daily events and circumstances impacting the Company’s operations, Company policies and procedures that address and mitigate risks associated with the Company’s business, and to advise the full Board on an ongoing basis regarding operational, investment, and underwriting risks faced by the Company.

In addition, the Company has a Risk Oversight Committee whose members include the Senior Officers of the Company and the Internal Auditor.  The Risk Oversight Committee reports at least quarterly to the full Board and to the Board’s Audit Committee.  The Committee’s purpose is set out in the Risk Oversight Policy that supports a strong risk management culture and informed executive team and Board of Directors.

Risk Related to Compensation Policies and Practices

The Registrant sells life insurance and annuity contracts to the public.  Like other companies in this industry, the compensation policies and practices of the Registrant create an incentive for employees and sales personnel to take risks in order to grow the Company’s business.

The design philosophy of the compensation system for all employees is similar to the Compensation Philosophy discussed for executive officers earlier in this document.  The Company’s guiding philosophy is to establish a compensation program that will enable the attraction, motivation and retention of employees at all levels.  The compensation program is designed to be competitive with other comparable employers.

The compensation system is structured so that only two areas have a compensation structure that significantly varies from the remainder of the Company.  The Company also has two areas that carry a significant portion of the Company’s risk profile.

The two areas within the Company that have unique compensation structures are the insurance agency force plus sales management and the group sales department.

The Registrant distributes its products through insurance agents who are independent contractors. These agents are paid solely on a commission basis.  These agents are supervised by regional sales management personnel who receive a base salary plus a bonus based on sales performance of their respective regions.  These individuals report to the Senior Vice President, Sales and Marketing.  For its group insurance business, the Company utilizes independent insurance agents paid on a commission only basis and internal sales management who receive a base salary plus a bonus based on sales in their area.  These individuals report to the Vice President, Group.

The commissions paid on all Company products are designed by the actuarial department based on an analysis of a multitude of risk factors associated with the sale of the product.  The actuarial department will evaluate and measure mortality risk, marketplace risk, financial risk, operational risk, political risk, and other measurable risks that could impact the profitability and performance of the products offered by the Company.  After measuring these risks, and considering values needed to provide long term value to customers and corporate profitability, the actuarial department will set commission rates for each product.  Commission rates are set as a percentage of premium for each product and are developed using regulatory guidelines from the states.  The Company monitors the performance of each product. The Company also files quarterly financial reports analyzing overall financial performance and performance by product type in each state in which it does business.  In the event that the commission rates are excessive, the Company will adjust rates downwards.  In the event they are too low, the Company will raise the rates.

The two areas bearing significant portions of the Company’s risk profile are the actuarial department, reporting to the Senior Vice President and Actuary, and the investment management departments reporting to the Principal Financial Officer. The employees in both groups are salaried employees, with no specific bonus related to the performance of the risks they manage. Many of these employees are eligible to participate in the Annual Incentive Plan (“AIP”) for the Company detailed earlier in this document.  The AIP is designed so that no award is available unless the Company meets an earnings trigger.  Additionally, the AIP sets goals for growth balanced by quantifiable and measurable goals for increasing operating earnings and controlling expenses. The Compensation Committee actively reviews and approves each year’s goals and reviews performance against those established goals.

As noted above, the Registrant also has a Risk Oversight Committee that evaluates all risk, including risks related to compensation practices and policies.

PERFORMANCE COMPARISON

The following graph provides a comparison of the cumulative total return on Kansas City Life’s common stock over the last five fiscal years to the S&P 500 Index (“S&P 500”) and to a peer comparison group (“Peer Group”). The graph assumes that $100 was invested on December 31, 2008, and that all dividends were reinvested on the last day of each quarter. Points on the graph represent performance as of the last business day of each of the years indicated.

Comparison of 5 Year Cumulative Total Return
Among Kansas City Life, the S&P 500 and a Peer Group

	2008	2009	2010	2011	2012	2013
Kansas City Life	$100.00	$71.08	$81.68	$83.96	$101.31	$130.03
S&P 500	$100.00	$126.37	$145.36	$148.44	$172.08	$227.69
Peer Group	$100.00	$123.32	$133.29	$157.63	$174.21	$274.64

The Peer Group index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are shown in the following table.

American Equity Investment Life Holding Co.	Primerica, Inc.
American National Insurance Co.	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Horace Mann Educators Corp.	Symetra Financial Corporation
Kemper Corporation	Torchmark Corporation
National Western Life Insurance Co.	United Fire and Casualty
The Phoenix Companies, Inc.	Universal American Corp.

The Peer Group index has changed during the five-year period.  Nationwide Financial Services, Inc. was removed in 2009 due to being fully acquired.  Unitrin, Inc. changed its name to Kemper Corporation in 2011.  Delphi Financial Group, Inc. and Harleysville Group, Inc. were removed in 2012 due to being acquired, and they were replaced with Symetra Financial Corporation and Primerica, Inc.  Due to data availability, the starting date for the total return calculation for both Symetra Financial Corporation and Primerica, Inc. is March 31, 2010.  Presidential Life Corporation was removed in 2013 due to being acquired, and it was replaced with American National Insurance Co.  The chart above only includes the data from the current peer group member companies listed above.

The companies in the Peer Group index include many of the same companies used by the Compensation Committee in evaluating compensation.  The group of companies used by the Compensation Committee can be found in the Compensation Disclosure and Analysis section of the Company’s Proxy Statement.

The disclosure set forth above under the caption “Performance Comparison” shall not be deemed to be soliciting material and is not incorporated by reference into any of the Company’s prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that incorporated future filings or portions thereof.

REPORT OF THE COMPENSATION COMMITTEE

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to the oversight and determination of executive compensation by reviewing and recommending salary and other compensation for executive officers including the Company’s Long-Term Incentive Plan and Annual Incentive Plan. It also reviews and recommends director compensation to the Board.

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with Management and its compensation consultants and based on the review, has recommended to the Board that it be included in the Annual Report on Form 10-K for the year ended December 31, 2013 and, as applicable, for the Company’s Proxy Statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE
Michael Braude, Compensation Committee Chair
Kevin G. Barth, Committee Member
William R. Blessing, Committee Member

AUDIT COMMITTEE REPORT

During fiscal year 2013, in accordance with its written charter, the Audit Committee of the Board of Directors was responsible for the oversight of the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Audit Committee charter adopted by the Board of Directors complies with all applicable provisions of the NASDAQ Capital Market listing standards. Each of the members of the Audit Committee meets the independence and experience requirements of the NASDAQ Capital Market and the independence requirements of the Sarbanes-Oxley Act of 2002. During fiscal year 2013, the Audit Committee met five times. In addition, the Audit Committee Chair, as representative of the Audit Committee, and one or more of the Audit Committee members, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Accounting Officer, the Chief Financial Officer and the Independent Registered Public Accounting Firm (Auditors) prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Auditors the written disclosures and the letter describing all relationships between the Auditors and the Company that might bear on the Auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning Independence,” and discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors’ independence. The Audit Committee also discussed with Management, the internal auditors and the Auditors, with and without Management present, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities and staffing. The Audit Committee reviewed with both the Auditors and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the Auditors all communications required by generally accepted auditing standards, including those required to be discussed by Public Company Accounting Oversight (“PCAOB”) Auditing Standards No. 16, “Communication with Audit Committees”, as amended, and discussed and reviewed the results of the Auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations. In accordance with its charter, the Audit Committee pre-approves all non-audit services provided by the Auditors.

The Audit Committee reviewed and discussed the audited financial statements for the Company as of and for the fiscal year ended December 31, 2013, with Management and the Auditors. Management has the responsibility for the preparation of the Company’s financial statements and the Auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussion with Management and the Auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

After reviewing the services provided by the Auditors, the Audit Committee, in accordance with its charter, authorized the appointment of KPMG LLP as Auditors for 2014.

AUDIT COMMITTEE
Cecil R. Miller, Audit Committee Chair
Richard L. Finn, Committee Member
David S. Kimmel, Committee Member

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The Company's Audit Committee has engaged KPMG LLP as its independent registered public accounting firm. The Audit Committee regularly reviews and determines whether any non-audit services provided by KPMG LLP potentially affects their independence with respect to the Company. The Audit Committee’s policy is to pre-approve all audit services and permissible non-audit services provided by KPMG LLP. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. Specific members of Management are authorized to approve audit services of up to $10,000 with ratification by the Audit Committee at the next scheduled meeting of the Audit Committee. Also, the Audit Committee may pre-approve additional services or specific engagements on a case-by-case basis.

There were no non-audit services provided by KPMG in 2013.   In addition, more than 50% of audit engagement hours were performed by KPMG’s full-time, permanent employees and/or affiliated employees in non-US offices.

A representative of KPMG LLP will be present at the meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

The following table sets forth the aggregate fees, in thousands, billed by KPMG LLP with respect to audit and non-audit services for the Company for the years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees (1)	$904	$762
Audit-Related Fees (2)	45	41
Tax Fees (3)	-	-
All Other Fees	-	-
	$949	$803

(1)
Includes fees for professional services rendered in the integrated audit of the Company’s consolidated financial statements and effectiveness of the Company’s internal control over financial reporting, separate audits of the statutory financial statements of the Company and its insurance company subsidiaries, separate audits of certain non-insurance subsidiaries, and for the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the applicable periods.

.
(2)	Includes fees for professional services related to the audit of the Company’s benefit plans.

(3)	There were no tax fees paid in 2012 or 2013.

OTHER MATTERS

The only business which Management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

COSTS OF SOLICITATION

We normally pay for preparing, printing and mailing this Proxy Statement. We have engaged Broadridge, Inc. to help us solicit proxies from stockholders for an estimated fee of $9,000.

EXHIBIT A

Kansas City Life Insurance Company

Omnibus Incentive Plan

Effective January 1, 2014

Kansas City Life Insurance Company Omnibus Incentive Plan

TABLE OF CONTENTS

			Page

I.	Background and Establishment of Plan		1
II.	Purpose		1
III.	Definitions		1
IV.	Administration		7
	4.01	Authority of the Committee	7
	4.02	Manner of Exercise of Committee Authority	8
	4.03	Advisors and Agents of the Committee	9
	4.04	Records and Reports of the Committee	9
	4.05	Limitation of Liability; Indemnification	9
	4.06	Expenses	9
	4.07	Service in More than One Capacity	9
V.	Award Limits and Adjustments		9
	5.01	Per Person Award Limits	9
	5.02	Adjustments	10
VI.	Eligibility and General Conditions for Awards		10
	6.01	Eligibility	10
	6.02	Awards	10
	6.03	Award Agreement	10
	6.04	Vesting; Termination of Service	10
	6.05	Nontransferability of Awards	12
	6.06	Cancellation and Rescission of Awards	13
	6.07	Stand-Alone, Tandem and Substitute Awards	13
	6.08	Deferred Awards	13
VII.	Specific Provisions for Awards		15
	7.01	Phantom Stock Options	15
	7.02	Restricted Stock Units	15
	7.03	Dividend Equivalents	15
	7.04	Performance Units	16
	7.05	Other Awards	16
	7.06	Cash Awards.	16
	7.07	Phantom Stock Appreciation Unit Awards	16
	7.08	LTI Plan Phantom Stock Options	17
VIII.	Performance Awards		18
	8.01	Performance Awards Generally	18
	8.02	Performance Awards Under Section 162(m) of the Code	19
	8.03	Performance Criteria	18
	8.04	Settlement of Performance Awards	19
	8.05	Written Determinations	20
	8.06	Additional and Substitute Awards	21
	8.07	Interest	21
	8.08	Exemptions from Section 16(b) Liability	22
IX.	Change in Control		22
	9.01	Committee Discretion for Awards that are not 409A Compensation	22
	9.02	Effect of Change in Control on 409A Compensation	22
X.	General Provisions		23
	10.01	Additional Award Forfeiture Provisions	23
	10.02	Compliance with Legal and Other Requirements	23
	10.03	Designation of Beneficiary	23
	10.04	Tax Provisions	24
	10.05	Limitation on Benefits	24
	10.06	Amendment and Termination of the Plan	25
	10.07	No Repricing	25
	10.08	Clawback; Right of Setoff	26
	10.09	Nonexclusivity of the Plan	26
	10.10	Treatment of Awards by Other Plans.	26
	10.11	Payments in the Event of Forfeitures	26
	10.12	Considerations Under Section 409A of the Code	26
	10.13	Governing Law	26
	10.14	Limitation on Rights Conferred under Plan	27
	10.15	Severability; Entire Agreement	27
	10.16	Plan Term	27
	10.17	Gender and Number	27
	10.18	General Creditor Status	27

Kansas City Life Insurance Company Omnibus Incentive Plan

I.           Background and Establishment of Plan

Kansas City Life Insurance Company, a Missouri corporation (“Company”), maintains the Kansas City Life Insurance Company Long-Term Incentive Plan, originally established effective January 1, 2003, and most recently amended and restated effective December 30, 2009, (the “LTI Plan”).  The Company also maintains the Kansas City Life 2013 Incentive Plan (the “Incentive Plan”).

The Company hereby establishes the Kansas City Life Insurance Company Omnibus Incentive Plan (the “Plan”) as set forth herein, as the same may be amended from time to time, effective January 1, 2014.  The Company hereby merges the Kansas City Life Insurance Company Long-Term Incentive Plan and the Kansas City Life 2013 Incentive Plan into the Plan effective January 1, 2014.  Any awards granted prior to January 1, 2014, under the Kansas City Life Insurance Company Long-Term Incentive Plan or the Kansas City Life 2013 Incentive Plan that are outstanding as of the Company shareholder meeting on April 24, 2014, will be governed by the Plan on and after January 1, 2014.  The Plan as otherwise effective on January 1, 2014, is subject to the approval of the shareholders of the Company.

II.           Purpose

The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding qualified employees who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders.  The Plan authorizes Stock-based and cash-based incentives for Participants.  The Plan does not authorize incentives in the form of Stock.

III.           Definitions

In addition to the terms defined in Article I above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth below.

3.01 “Affiliate” means any person with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, except that in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Sections 1563(a)(1), (2) and (3) of the Code, and in applying Treas. Reg. §1.414(c)-2 for purposes of determining a controlled group of trades or businesses under Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Treas. Reg. §1.414(c)-2.  Notwithstanding the foregoing, where justified by legitimate business criteria as determined by the Committee in its sole discretion, “at least 20 percent” shall be substituted for “at least 50 percent” in the preceding sentence in determining whether a Participant has had a Termination of Service.

3.02 “Award” means any Phantom Stock, Phantom Stock Appreciation Unit, LTI Plan Phantom Stock Option, Phantom Stock Option, Restricted Stock Unit, Performance Unit, Incentive Plan Performance Cash Award, Performance Cash Award, or Other Award, together with any related right or interest, granted to an Eligible Employee under the Plan.  Until payment all Awards represent an unfunded and unsecured obligation of the Company.

3.03 “Award Agreement” means the agreement, letter or other instrument by which an Award is granted to a Participant setting forth the terms and conditions to which an Award is subject, to the extent not provided in the Plan, together with any additional documents (such as Beneficiary designations) relating to a specific Award.

3.04 “Beneficiary” means the individual or entity designated by the Participant to receive the benefits specified under the Participant’s Award, if any, upon such Participant’s death.  See Section 10.03.  No Beneficiary shall have any rights under the Plan prior to the death of the Participant.

3.05 “Board” means the Board of Directors of the Company.

3.06 “Cause” means any one or more of the following, as determined by the Committee or its delegate in its sole discretion:

(a) a violation by the Participant of the Financial Officers Code of Ethics as approved by the Board resulting in a termination by the Company or Affiliate;

(b) gross misconduct of the Participant in connection with the business of the Company or Affiliate;

(c) commission of a felony by the Participant which would, under the Omnibus Crime Control Act of 1996, prevent the Participant from being employed by the Company or Affiliate, and the Company or Affiliate does not seek and obtain the exception from the Commissioner of Insurance as described in the Act;

(d) willful and deliberate failure on the part of the Participant to perform his or her employment duties to the Company or any Affiliate in any material respect, other than by reason of health, after a written demand for such performance is delivered by the Company or Affiliate to the Participant which identifies the manner in which the Participant has failed to perform his or her duties and a reasonable opportunity for the Participant to cure;

(e) any act or omission which permits the Company or Affiliate to terminate a written employment agreement or written arrangement between the Participant and the Company or Affiliate for "cause" as defined in such agreement or arrangement; or

(f) failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Truth in Negotiations Act, or any rules or regulations thereunder.

Cause shall exclude any act or omission to act which is solely the result of bad judgment, simple negligence, or similar occurrence.

3.07  “Change in Control” means the first to occur of either of the following events:

(a) A Change in the Effective Control of the Company, which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company or the date a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(b) A Change in Ownership of the Company, which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

3.08 “Code” means the Internal Revenue Code of 1986, as amended.  Reference to any provision of the Code or regulation thereunder shall include any successor provision and any regulations and other applicable guidance or pronouncement of the Internal Revenue Service or the Department of the Treasury and applicable case law relating to such Section of the Code.

3.09 “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board.   Each member of the Committee is intended to qualify as “independent” under Company’s categorical standards and, to the extent applicable, as determined in accordance with the regulations of the stock exchange on which the Stock is principally registered.  Each member of the Committee is intended to qualify as a “non-employee director” under SEC Rule 16b-3, and as an “outside director” under Section 162(m) of the Code.  However, no action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet the foregoing qualification standards.  The full Board may perform any function of the Committee hereunder except to the extent limited under the applicable stock exchange policies and requirements for listed companies or the Company’s bylaws, in which case the term “Committee” shall refer to the Board.  To the extent the Committee has delegated authority to another person or persons the term “Committee” shall refer to such other person or persons.

3.10 “Company” means Kansas City Life Insurance Company, a Missouri corporation, and any successor thereto.

3.11 “Deferred Award” means any Award to the extent that by its terms the Award will not or might not be paid or otherwise settled in full no later than the 15th day of the third month after the later of (a) the last day of the first calendar year in which the Award is no longer subject to a Substantial Risk of Forfeiture or (b) the last day of the Company’s first fiscal year in which the Award is no longer subject to a Substantial Risk of Forfeiture.

3.12 “Director” means a member of the Board.

3.13 “Disability” means that the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months is (a) unable to engage in any substantial gainful activity or (b) receiving income replacement benefits for at least three (3) months under an accident and health plan covering employees of the Company or an Affiliate.  The Committee will make all determinations of Disability under the Plan.

3.14 “Dividend Equivalent” means a right granted to an Eligible Employee to receive cash or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock in connection with dividend declarations, reclassifications, spin-offs, and the like.

3.15 “Eligible Employee” means an Employee who is employed in a position or capacity designated by the Committee as eligible to participate in the Plan with respect to a particular Award.

3.16 “Employee” means any person who is considered to be an employee of the Company or an Affiliate pursuant to its personnel policies.

3.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations thereunder.

3.18 “Fair Market Value”, except as otherwise provided in the Award Agreement or as otherwise provided herein, means as of any applicable date:

(a) If the Stock is listed on NASDAQ or other United States national securities exchange registered under the Exchange Act, the value under such of the following as the Committee shall determine based on actual transactions in such Stock as reported on the report of sales of the applicable exchange:

(i) The last sale before or the first sale after the date the Award is granted;

(ii) the closing sales price on such date or (whether or not sales are reported on such date) the last preceding date on which a sale was reported;

(iii) the arithmetic mean of the high and low prices on such date or (whether or not sales are reported on such date) the last preceding date on which sales were reported;

(iv) the average selling price of a share of Stock over a specified period beginning within 30 days before and ending within 30 days after the applicable date, based on the arithmetic mean of such selling prices during the specified period, or an average of such prices weighted based on the volume of trading of the Stock on each trading date during the specified period; provided, however, that such method may be used only if the relevant Eligible Employee, the number and class of shares of Stock subject to such method, and the method for determining such price including the period over which the average are determined, are irrevocably determined and set forth in an Award Agreement before the beginning of the specified period.

The Committee may apply different of the foregoing methods for different purposes; provided, however, that if no other method is determined by the Committee the Fair Market Value shall be determined based on the closing sales price of a share of Stock on the last preceding date on which a sale was reported, and the grant price for a Phantom Stock Option shall be (i) the closing sales price on the date of grant if Stock is traded on such date, or (ii) the closing sales price on the next date on which Stock is traded.

(b) If Stock is publicly traded but is not listed on any such exchange, any of the methods set forth in subsection (a) applied to the bid quotations with respect to a share of Stock on the OTC Bulletin Board or other over-the-counter quotation system then in use as the principle system then available for reporting or ascertaining quotations for the Stock; and

(c) If Stock is not publicly traded, the fair market value on the applicable date of a share of Stock as determined by the Committee in good faith.

3.19 “409A Compensation” means a Deferred Award or other compensation that is “nonqualified deferred compensation” subject to Section 409A of the Code, regardless of when granted or awarded.

3.20 "Good Reason" means the occurrence of any one or more of the following, unless the event occurs with a Participant's express prior written consent; unless the event is an isolated, insubstantial and inadvertent action or failure to act which was not taken in bad faith and which is remedied by the Company or Affiliate promptly after receipt of notice thereof given by the Participant; unless the event occurs in connection with the Participant's Termination of Service for Cause, Disability or death; or unless the event occurs as a result of the Participant's voluntary Termination of Service and not in connection with the occurrence of the following:

(a) the reassignment of the Participant to duties materially inconsistent with the Participant's level of training and education;

(b) a material reduction or material alteration in the nature or status of Participant's duties that are materially inconsistent with the Participant's level of training and education, other than an act that is remedied by the Company or Affiliate promptly after receipt of written notice thereof given by the Participant, and other than a promotion of the Participant to a position accepted by the Participant which includes duties, responsibilities, and status associated with the position;

(c) a reduction by the Company or Affiliate of the Participant's base salary or bonus opportunity in effect on the grant date (other than a reduction as part of an overall reduction in compensation or change in bonus arrangements affecting all Participants) or the exclusion of the Participant by the Company or Affiliate from such incentive compensation programs as the Company or Affiliate may, from time to time, make available to its employees;

(d) a relocation of the Participant to a site other than the Company's or Affiliate's principal office on the grant date of an award, unless the site is within 50 miles of the Participant's residence at the time of such relocation, or, if not within 50 miles of the Participant's residence at the time of such relocation, unless the Company or Affiliate makes reasonable accommodations for the Participant to work at a location within 50 miles of the Participant's residence at the time of such relocation and does not require the Participant to work at a site not within 50 miles of the Participant's residence at the time of such relocation more than 2 days during each week (unless otherwise agreed to by the Participant), subject to the Company's or Affiliate's personnel policies in respect of vacations, holidays and other time off.

3.21 “Incentive Plan Performance Cash Award” means an award granted under the Kansas City Life 2013 Incentive Plan prior to January 1, 2014, that is subject to this Plan because it is outstanding as of the Company shareholder meeting on April 24, 2014.

3.22 “LTI Plan Phantom Stock Option” means an award granted under the Kansas City Life Insurance Company Long-Term Incentive Plan prior to January 1, 2014, that is subject to this Plan because it is outstanding as of the Company shareholder meeting on April 24, 2014, and any Award granted on or after January 31, 2014 that is designated as either a Long-Term Incentive Award or an LTI Plan Phantom Stock Option.

3.23 “Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.

3.24 “Other Award” means a cash or Stock-based Award granted to an Eligible Employee under Section 7.05 or 7.06.

3.25 “Participant” means an Eligible Employee (or former Eligible Employee) who has been granted an Award under the Plan which remains outstanding or which remains subject to any provision of this Plan, including without limitation Sections 10.01 and 10.08.

3.26 “Performance Award” means an Award that (in addition to any other conditions) is conditional based upon the degree of satisfaction of performance criteria specified by the Committee.  Performance Awards include, but are not limited to, Performance Cash Awards, and Performance Units.

3.27 “Performance Cash Award” means a conditional right granted to an Eligible Employee to receive a cash bonus amount after the end of a calendar year based upon the degree of satisfaction of performance criteria specified by the Committee with respect to such calendar year.  An Incentive Plan Performance Cash Award is a Performance Cash Award.

3.28 “Performance Unit” means a conditional right granted to an Eligible Employee to receive a payment equal to the value of the performance unit based upon the degree of satisfaction of criteria specified by the Committee.

3.29 "Phantom Stock" means a right granted to an Eligible Employee to receive an amount based on the value of a share of Stock.

3.30 "Phantom Stock Appreciation Unit" means a right granted to an Eligible Employee to receive on a date certain that follows the end of a cycle (which will be a duration of one or more calendar years) the excess of (A) the Fair Market Value of one share of Stock on the date certain over (B) the grant price of the Phantom Stock Appreciation Unit as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Phantom Stock Appreciation Unit.

3.31 “Phantom Stock Option” means a right granted to an Eligible Employee to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the Phantom Stock Option as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Phantom Stock Option.  A Phantom Stock Option may sometimes be referred to as a Stock Appreciation Right or SAR.

3.32 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing a hypothetical share of Stock granted to an Eligible Employee under Section 7.02 which is subject to certain restrictions and to a substantial risk of forfeiture.  A Restricted Stock Unit shall have a nominal value on any date equal to the Fair Market Value of one share of Stock on that date.  A Restricted Stock Unit may be settled for cash or property, and may be a Performance Award.

3.33 “Retire” or “Retirement”  means unless otherwise provided in an Award Agreement, a Termination of Service for any reason, other than a Termination of Service for Cause, Disability, or death, if upon such Termination of Service either (A) the Participant has attained age 65, or (B) the Participant has attained age 55 and the sum of his age and years of employment after his twenty-fifth birthday by the Company and any Affiliate equals at least 75, or (C) the Participant otherwise has reached early retirement age for purposes of the Kansas City Life Insurance Company Cash Balance Pension Plan, as from time to time amended.

3.34 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

3.35 “Separation from Service” means an Employee’s termination of employment with the Company and its Affiliates.  Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the individual and the employer reasonably anticipate that no further services will be performed by the individual for the Company and its Affiliates; provided, however, that an individual shall be deemed to have a Separation from Service if the level of services he or she would perform for the Company and its Affiliates after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company and its Affiliates (whether as an Employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and its Affiliates if the individual has been providing services for less than 36 months).  For this purpose, an individual is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six months, or if longer, so long as the individual has a right to reemployment with the Company or an Affiliate under an applicable statute or by contract.  Notwithstanding the foregoing, no such event shall be a Separation from Service if immediately upon such event the individual continues to be an Employee by reason of another relationship with the Company or any Affiliate from which no Separation from Service has occurred.

3.36 “Specified Employee” means an individual who, as of the date of his or her Termination of Service, is a key employee of the Company or any Affiliate, as determined under the policy of the Company, as in effect from time to time, for determining “specified employees” consistent with the requirements of Section 409A of the Code.

3.37 “Stock” means the Company’s common stock $1.25 par value and any other equity securities of the Company that may be substituted or resubstituted for such Stock.

3.38 “Substantial Risk of Forfeiture” means such term as described in Treas. Reg. §§ 1.409A-1(d) and 1.409A-1(b)(4).

3.39 “Termination of Service”, “termination of employment”, and words of similar import, unless the context clearly indicates otherwise, mean termination of employment, as determined by the Committee; provided that in the case of an Award that is 409A Compensation, such term shall mean Separation from Service.

IV.           Administration

4.01 Authority of the Committee.  The Plan shall be administered by the Compensation Committee of the Board or by a duly appointed delegate of the Committee, which shall have full and final authority, in its discretion, in each case subject to and consistent with the provisions of the Plan,

(a) to determine which Eligible Employees shall be granted Awards;

(b) to determine the type and size of Awards, the dates on which Awards may be granted, exercised or settled and on which the risk of forfeiture or any deferral period relating to Awards shall lapse or terminate, and to accelerate any such dates;

(c) to determine the expiration date of any Award;

(d) to determine whether an Award will be granted on a standalone or tandem basis;

(e) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, other Awards, or other property;

(f) to determine other terms and conditions of, and all other matters relating to, Awards;

(g) to prescribe Award Agreements evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant);

(h) to adopt amendments to Award Agreements; provided that, except as set forth herein or in the Award Agreement, the Committee shall not amend an Award Agreement in a manner that materially and adversely affects the Participant without the consent of the Participant (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant);

(i) to establish rules and regulations for the administration of the Plan and amendments thereto and to create sub-plans;

(j) to determine whether, to what extent, and under what circumstances any Award shall be terminated or forfeited or the Participant shall be required to disgorge to the Company gains or earnings attributable to an Award;

(k) to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein;

(l) to make all other decisions and determinations (including factual determinations) in its discretion as the Committee may deem necessary or advisable for the administration of the Plan.

Decisions of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding upon all persons interested in the Plan, including all Eligible Employees, Participants, Beneficiaries, transferees under Section 6.05(c) and other persons claiming rights from or through a Participant, and shareholders.

4.02 Manner of Exercise of Committee Authority.

(a) The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 (in which case the members of the Committee who qualify as Non-Employee Directors shall act as the Committee), or qualifying Awards under Section 162(m) of the Code as performance-based compensation (in which case the members of the Committee who qualify as outside Directors under Section 162(m) of the Code shall act as the Committee).  The express grant of any specific power to the Committee, and the taking of any action by the Committee or a subcommittee, shall not be construed as limiting any power or authority of the Committee.

(b) Subject to the Company’s by-laws and applicable law, the Committee may delegate to any other Committee of the Board or to one or more members of the Board the authority, subject to such terms as the Committee may determine, to exercise such powers and authority and perform such functions as the Committee in its discretion may determine.  Such delegation may be revoked at any time.

(c) The Committee may delegate to officers of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions and exercise such powers and authority, as the Committee in its discretion may determine, to the fullest extent permitted under the Company’s bylaws and under applicable law.  Such delegation may be revoked at any time.

(d) Except to the extent prohibited by applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to the Committee under the Plan.  Such delegation may be revoked at any time.

4.03 Advisors and Agents of the Committee.  The Committee may (i) authorize one or more of its members or an agent to execute or deliver any instrument, and make any payment on its behalf and (ii) utilize and cause the Company to pay for the services of and engage accountants, agents, clerks, legal counsel, record keepers and professional consultants (any of whom may also be providing services to an Affiliate of the Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under this Plan.

4.04 Records and Reports of the Committee.  The Committee shall maintain records and accounts relating to the administration of the Plan.

4.05 Limitation of Liability; Indemnification.  The members of the Board, the Committee, and their delegates, shall have no liability with respect to any action or omission made by them in good faith nor from any action made in reliance on (i) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (ii) any resolutions of the Board certified by the secretary or assistant secretary of the Company. Each member of the Board, the Committee, and each employee of the Company or any Affiliate to whom are delegated duties, responsibilities and authority with respect to the Plan shall be indemnified, defended, and held harmless by the Company and its Affiliates and their respective successors against all claims, liabilities, fines and penalties and all expenses (including but not limited to attorneys fees) reasonably incurred by or imposed on such member or employee that arise as a result of his actions or failure to act in connection with the operation and administration of the Plan, to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company or an Affiliate. Notwithstanding the foregoing, the Company or an Affiliate shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company or Affiliate consents in writing to such settlement or compromise.

4.06 Expenses.  Expenses relating to the Plan prior to its termination shall be paid from the general assets of the Company or an Affiliate.  Any individual who serves as a member of the Committee shall receive no compensation for such service.

4.07 Service in More than One Capacity.  Any person or group of persons may serve the Plan in more than one capacity.

V.           Award Limits and Adjustments

5.01 Per Person Award Limits.  The maximum amount payable as a Performance Cash Award or other cash Award for any performance period (whether such performance period begins or ends before or after January 1, 2014) to an Eligible Employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be $5,000,000 million per calendar year.  In the case of an award with a multi-year performance period (whether such performance period begins before or after January 1, 2014), the $5,000,000 million limit shall apply to each calendar year (or portion thereof) in the performance period.

5.02 Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate, or necessary in the case of any outstanding Award, to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust the exercise price or grant price relating to any Award provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause LTI Plan Phantom Stock Options, Phantom Stock Options or Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation” under Section 162(m) of the Code, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi), under the performance goals relating to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

VI.           Eligibility and General Conditions for Awards

6.01 Eligibility.  Awards may be granted under the Plan only to Eligible Employees.  An Employee on leave of absence, including for a Disability, who has not had a Termination of Service may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

6.02 Awards.  Awards may be granted on the terms and conditions set forth in this Plan.  In addition, the Committee may impose on any Award, or the exercise thereof, at the date of grant or thereafter (subject to Section 10.06), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion, including performance conditions for the exercise or vesting of an Award, terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or other events or actions by the Participant, terms for deferred payment or other settlement of an Award, and terms permitting a Participant to make elections relating to his or her Award.  Such terms and conditions need not be uniform among types of Awards nor among Eligible Employees receiving the same type of Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of Missouri law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

6.03 Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

6.04 Vesting; Termination of Service.  The Committee may determine and set forth in the Award Agreement the vesting schedule for the Award and the extent to which an Award not vested shall be forfeited or shall terminate upon a Participant’s Termination of Service.  Unless otherwise stated in the Award Agreement, or otherwise provided herein, an Award that vests based on the continued performance of services shall not be vested until the third anniversary of the date of grant of the Award, at which time the Award shall vest in full, provided the Participant has not had a Termination of Service.  Unless otherwise stated in the Award Agreement, or otherwise provided herein, an Award held by a Participant upon Termination of Service shall be treated as follows, based on the determination by the Committee in its sole discretion of the reason for Termination of Service:

(a) Death or Disability.  Upon a Participant’s Termination of Service on account of death or Disability, all Awards that vest based on continued performance of services will become fully vested and nonforfeitable.  Phantom Stock Options outstanding at the time of death (whether or not then exercisable) shall become and remain exercisable for one year following the date of death or Termination of Service on account of Disability (or until the expiration of their stated term, if shorter) and then terminate.  The amount of any Performance Awards and Phantom Stock Appreciation Units shall be paid pro rata (subject to achievement of the performance conditions in the case of Performance Awards) based on the ratio of the full months of service prior to Termination of Service to the total number of months in the performance period or cycle; and shall be settled at the same time as such Performance Awards or Phantom Stock Appreciation Units to other Participants are settled.

(b) Cause.  Upon a Participant’s Termination of Service for Cause, all Awards (whether or not then vested or forfeitable under the terms of the Award) shall be forfeited and terminate.  In the event that within one year after Termination of Service a Participant commits an act or omission that that would be Cause, or it is discovered that the Participant  has committed such act or omission before Termination of Service, then the Committee may in its discretion determine that the Termination of Service shall be deemed to have occurred for Cause.

(c) Involuntary Termination Other Than for Cause, Voluntary Termination for Good Reason, or Retirement.  Upon a Participant’s Termination of Service due to involuntary termination by the Company for a reason other than Cause, or due to voluntary termination by the Participant for Good reason, or upon the Participant’s Retirement, all Awards that vest based on continued performance of services will become fully vested and nonforfeitable.  Any Phantom Stock Option will remain exercisable for the lesser of one month following the date of Termination of Service (e.g., if Termination of Service occurs on the 14th day of a calendar month, the Award shall remain exercisable until the 13th day of the following calendar month) or until the expiration of its stated term, if shorter, and then terminate. The amount of any other Performance Awards and Phantom Stock Appreciation Units shall be paid pro rata (subject to achievement of the performance conditions in the case of Performance Awards) based on the ratio of the full months of service prior to Termination of Service to the total number of months in the performance period or Phantom Stock Appreciation Unit cycle; and shall be settled at the same time as such Performance Awards or Phantom Stock Appreciation Units to other Participants are settled.

(d) Voluntary Termination Other than for Retirement or Disability.  Upon a Participant’s voluntary Termination of Service for a reason other than Retirement or Disability, all outstanding Awards, whether or not then vested or forfeitable under the terms of the Award (other than a vested Deferred Award) shall be forfeited and terminate.  Vested Deferred Awards shall remain payable in accordance with their terms.

(e) Automatic Extended Exercisability in Certain Cases.  Notwithstanding the foregoing provisions of this Section, if the date an Award would otherwise terminate is a date that the Participant is prohibited from exercising the Award under the Company’s insider trading policy or such other conditions under applicable securities laws as the Committee shall specify, the term of the Award shall be extended to the second business day after the Participant is no longer so prohibited from exercising the Award, but in no event shall the Award be extended beyond the original stated term of the Award.

(f) Automatic Exercise in Certain Cases.  In addition, if determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, Phantom Stock Options will be deemed exercised by the Participant (or in the event of the death of or authorized transfer by the Participant by the beneficiary or transferee) on the expiration date of the Phantom Stock Option to the extent that as of such expiration date the Phantom Stock Option is vested and exercisable and the per share exercise price of the Phantom Stock Option is below the Fair Market Value of a share of Stock on such expiration date.

(g) Waiver by Committee.  Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, which treatment need not be uniform among Participants, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Phantom Stock Options following Termination of Service (but not beyond the original stated term of the Phantom Stock Option), or provide that any Performance Award shall in whole or in part not be forfeited upon such Termination of Service.

6.05 Nontransferability of Awards.

(a) During the Participant’s lifetime, each Award and each right under any Award shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, or by a transferee receiving such Award pursuant to a domestic relations order issued by a court with jurisdiction over the Company, requiring the transfer of the award. Nothing herein shall be construed as requiring the Committee to honor a domestic relations order except to the extent required under applicable law.

(b) No Award, and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(c) Notwithstanding subsections (a) and (b) above, a Participant may transfer a Phantom Stock Option for no consideration to a Permitted Transferee in accordance with rules and subject to such conditions as may be specified by the Committee in the Award Agreement or in the Committee’s rules or procedures of general application.  For this purpose, a “Permitted Transferee” in respect of any Participant means any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Participant or members of his or her Immediate Family; and the “Immediate Family” of a Participant includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.  Such Award may be exercised by such transferee in accordance with the terms of such Award.  Following the transfer of a Phantom Stock Option to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Award was granted and such Participant shall not retain any rights with respect to the transferred Award, except that (i) the payment of any tax attributable to the exercise of the Phantom Stock Option shall remain the obligation of the Participant, (ii) the period during which the Phantom Stock Option shall become exercisable or remain exercisable shall depend on the service of the original Participant and the circumstances of his or her Termination of Service.  A Permitted Transferee may not again transfer an Award to another Permitted Transferee.

(d) If for any reason an Award is exercised or payment is to be made under any Award to a person other than the original Participant, the person exercising or receiving delivery or payment under such Award shall, as a condition to such exercise, delivery or receipt, supply to the Committee such evidence as the Committee may reasonably require to establish the identity of such person and such person’s right to exercise or receive delivery or payment under such Award.  A Permitted Transferee or other transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

6.06 Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.

6.07 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan; provided that if the stand-alone, tandem or substitute Award is intended to qualify as performance-based compensation under Section 162(m)of the Code, it must separately satisfy the requirements for performance-based compensation.  If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award.  Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for Stock-based awards (“Acquired Entity Awards”) held immediately prior to such merger, consolidation or acquisition by employees or directors of another corporation or entity who become Eligible Employees as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity, in order to preserve for such newly Eligible Employees the economic value of all or a portion of such Acquired Entity Award, at such price as the Committee determines necessary to achieve preservation of economic value

6.08 Deferred Awards.  LTI Plan Phantom Stock Options are Deferred Awards when subject to a Participant's deferral election.  The Committee may provide in an Award Agreement that the Award shall be in whole or in part a Deferred Award.  In addition, the Committee may provide, in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, that a Participant may elect to defer settlement of an Award so that the Award becomes a Deferred Award.  A deferral election and a Deferred Award will be subject to the following terms and to such additional terms and conditions as the Committee shall designate in its discretion:

(a) Deferral Elections.  An election to defer an Award shall be made on or before December 31 of the calendar year preceding the calendar year in which the Award is granted, on a form (which may be electronic) authorized by the Committee, and shall not carry over from year to year unless the Committee timely provides otherwise. Such election shall become irrevocable for the period to which it applies as of the last date for making such election.  The deferral election shall include (i) the designation and portion of the Award to be deferred, (ii) the date on which settlement of the deferred Award shall be made or commence (which may be a fixed date such as the Participant’s attainment of a particular age, the Participant’s Termination of Service for any reason, or such other dates or circumstances as may be required or permitted by the Committee); and (iii) whether settlement shall be made on a single date or in installments over a period and subject to such terms and conditions as may be set by the Committee at the time of the deferral election.  If there is no election as to form of settlement, then settlement shall be made no later than 90 days following the date designated in (ii), in a lump sum in cash, or such other medium as the Committee may designate.

(b) New Participants.  Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant who never previously received an Award and never previously had deferred compensation under any other plan required by Section 409A of the Code to be aggregated with his or her Awards under that Plan.  Such an individual’s deferral election shall be made within 30 days of the grant of the Award and shall be effective only with respect to a fractional portion of the Award determined by multiplying (separately with respect to each applicable vesting date), the grant date value of the portion of an Award vesting on such vesting date by a fraction, the numerator of which is the number of calendar days between the date the deferral election is received by the Committee and the date such Award (or portion thereof) vests, and the denominator of which is the total number of calendar days between the grant date and the vesting date.

(c) Performance-Based Compensation. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant with respect to a Performance Award on or before a date that is at least six months before the end of the applicable performance period of at least 12 months, provided the Participant has continuously performed services from the later of the beginning of the performance period or the date the performance criteria are established (provided they are established within 90 days of the beginning of the performance period) through the date such election is made, and provided that the compensation to be paid under the Performance Award is not at the time of the election readily ascertainable within the meaning of Treas. Reg. § 1.409A-2(a)(8).

(d) Awards Vesting in More than Twelve Months.  Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant with respect to an Award that is subject to a condition requiring the Participant to continue to remain employed for a period of at least 12 months from the date of the grant.  Such a deferral election, if permitted, must be made on or before the 30th day after the grant date, provided that the election is made at least 12 months in advance of the earliest vesting date (other than vesting on account of death or a Change in Control).

(e) Dividend Equivalents on Deferred Awards.  To the extent specified in the Award Agreement,  Dividend Equivalents may be credited to deferred Awards (other than Phantom Stock Options) during the deferral period, subject to such terms and conditions as the Committee shall specify.

VII.           Specific Provisions for Awards

7.01 Phantom Stock Options.  The Committee is authorized to grant Phantom Stock Options to Eligible Employees.  The Committee shall determine the term of each Phantom Stock Option, provided that in no event shall the term of a Phantom Stock Option exceed a period of ten years from the date of grant.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Phantom Stock Option may be exercised in whole or in part (including based on achievement of performance goals and future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (whether cash or other property), and whether or not a Phantom Stock Option shall be free-standing or in tandem or combination with any other Award.  If no other time for exercise of a Phantom Stock Option is specified in the Award Agreement, the Phantom Stock Options shall become exercisable on the third anniversary of the date of grant of such Phantom Stock Option.

7.02 Restricted Stock Units.  The Committee is authorized to grant RSUs to Eligible Employees, subject to the following terms and conditions except as otherwise provided in the Award Agreement:

(a) Award and Restrictions.  RSUs shall be subject to restrictions constituting a Substantial Risk of Forfeiture, which conditions may be time-based or performance-based.  Unless deferred pursuant to Section 6.08, settlement of RSUs by delivery of cash or other property, as specified in the Award Agreement, shall occur upon the lapse of the Substantial Risk of Forfeiture, but no later than within two and one-half months after the last day of the calendar year in which the Substantial Risk of Forfeiture lapses unless subject to Section 6.08 as a Deferred Award.  In addition, RSUs shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the same time as the Substantial Risk of Forfeiture or at earlier or later specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.  If no other time for lapse of restrictions on RSUs is specified in the Award Agreement, the RSUs shall become vested and nonforfeitable and the Substantial Risk of Forfeiture shall lapse on the third anniversary of the date of grant of such RSUs.  Except as restricted under the terms of the Plan, and any Award Agreement relating to the RSUs, prior to settlement a Participant granted RSUs shall have the right to receive dividend equivalents thereon pursuant to subsection (b) but shall have no right to vote respecting the RSUs or any other rights of a shareholder.

(b) Dividend Equivalents.  Unless otherwise determined by the Committee, Dividend Equivalents on RSUs shall be automatically deemed reinvested in RSUs and shall be paid when the RSUs to which they relate are settled.  Notwithstanding the foregoing, Dividend Equivalents shall be forfeited if the RSUs to which they relate are forfeited or otherwise not earned.

7.03 Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to an Eligible Employees, entitling the Participant to receive cash, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock.  Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify with due regard to the applicability of Section 409A of the Code.  Notwithstanding the foregoing, unless the Committee provides otherwise, (a) Dividend Equivalents will not be paid with respect to Phantom Stock Options, and (b) any Dividend Equivalents associated with a Performance Award will be forfeited to the extent the Performance Award is forfeited or otherwise not earned.

7.04 Performance Units and Performance Cash Awards.  The Committee is authorized to grant Performance Units and Performance Cash Awards to Eligible Employees, subject to the following terms and conditions except as otherwise provided in the Award Agreement:

(a) Performance Units shall be denominated in dollars and have an initial value that is established by the Committee at the time of grant.   Performance Cash Awards will be denominated in cash.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units, and the amount of a Performance Cash Award, that will be paid out to the Participant, and shall set a performance period in accordance with Section 8.02.

(b) After the applicable performance period has ended, the holder of Performance Units or Performance Cash Award shall be entitled to receive payout on the number and value of Performance Units or Performance Cash Award payment earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(c) Unless the Performance Units or Performance Cash Award payment amounts are deferred as provided in Section 6.08, payment of earned Performance Units or the Performance Cash Award shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units or cash amount of the Performance Cash Award earned for the performance period, but in no event later than within two and one-half months after the last day of the calendar year in which the Participant’s rights to such Performance Units or Performance Cash Award have become vested and nonforfeitable and the Substantial Risk of Forfeiture has lapsed unless subject to Section 6.08 as a Deferred Award.  The earned Performance Units will be paid in the form of cash equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable performance period. The Performance Cash Award will be paid in cash.

7.05 Other Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees other Awards that may be valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock or factors that may influence the value of shares of Stock, including, without limitation, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Stock or the value of securities of or the performance of specified subsidiaries or Affiliates or other business units.  The Committee is authorized to grant Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such Awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.

7.06 Cash Awards. The Committee is authorized to grant cash Awards to Eligible Employees as a bonus on such terms and conditions as the Committee shall determine, subject to any applicable restrictions of this Plan.

7.07 Phantom Stock Appreciation Unit Awards.  The Committee is authorized to grant Phantom Stock Appreciation Units to Eligible Employees.  The amount payable with respect to Phantom Stock Appreciation Units will be determined based on a cycle of one or more years as provided in the Award Agreement.  Except as otherwise provided in the Award Agreement, Phantom Stock Appreciation Units will be paid in cash within 60 days following the last day of the last year of a cycle unless subject to Section 6.08 as a Deferred Award.  Except as otherwise provided in the Award Agreement, if a Participant has a Termination of Service prior to complete payment of the Participant's Phantom Stock Appreciation Units, then any amount not paid to the Participant prior to the Participant's Termination of Service will be forfeited upon such Participant's Termination of Service; provided, however, such forfeiture will not occur if the Participant's Termination of Service is on account of an involuntary Termination of Service other than for Cause, a voluntary Termination of Service for Good Reason, Retirement, Death or Disability.

7.08 LTI Plan Phantom Stock Options.  The Committee is authorized to grant LTI Plan Phantom Stock Options to Eligible Employees.  LTI Plan Phantom Stock Options are subject to the following terms and conditions except as otherwise provided in the Award Agreement:

(a) Nature of Award.  An LTI Phantom Stock Option is a fictional unit equivalent to a share of Stock in which the Participant receives value based on an increase in shareholder value as described in this Section 7.08 from the date of the grant of the Award.

(b) Grant Price.  The Grant Price of an LTI Plan Phantom Stock Option is the price at which the LTI Plan Phantom Stock Option is issued to the Participant.  The Grant Price is the volume weighted average price of a share of Stock for the calendar month prior to the Award's issuance.

(c) Payout.  Payout means the actual amount to be paid to a Participant with respect to an Award of LTI Plan Phantom Stock Options.  The Payout is described below in this Section 7.08.

(d) Plan Cycle.  The Plan Cycle is the three-year period designated for the Award.  The Plan Cycle for LTI Plan Phantom Stock Options granted in 2012 begins January 1, 2012 and ends December 31, 2014.  The Plan Cycle for LTI Phantom Stock Options granted in 2013 begins January 1, 2013 and ends December 31, 2015.  The Plan Cycle for LTI Phantom Stock Options granted in 2014 begins January 1, 2014 and ends December 31, 2016.  The Plan Cycle for LTI Phantom Stock Options granted in any subsequent year begins January 1 of such year and ends on December 31 of the second following year.

(e) Determination and Payment of Payout.  The Payout to a Participant for a completed Plan Cycle with respect to an Award of LTI Plan Phantom Stock Options will be made in cash within 60 days following the close of the Plan Cycle unless the LTI Phantom Stock Option is a Deferred Award.  The amount of the Payout will be calculated by first determining the spread between the fiscal-year end volume weighted average closing price of a share of Stock for the final month of the Plan Cycle of the Award and the Grant Price of the LTI Plan Phantom Stock Option.  The spread is then multiplied by the number of shares of the Participant's Award of LTI Plan Phantom Stock Options.  Dividends are accrued and paid at the end of the three-year plan cycle; dividends are only paid to the extent that they are offset against any negative Stock price appreciation.  If the LTI Phantom Stock Option is a Deferred Award then the Payout will be determined and deferred.

(f) Forfeiture.  The Payout to a Participant is conditioned upon the Participant's compliance with any non-compete provision and any confidentiality provision in any written agreement between the Participant and the Company.  Unless the Committee provides otherwise in writing, upon the date of any violation of any such provision, any amount not yet distributed to the Participant with respect to the Award will be immediately and automatically forfeited.  If a Participant initiates a Separation from Service with the Company for any reason other than death, Disability, Retirement or Good Reason, or the Participant incurs a Separation from Service for Cause, any amount not yet distributed to the Participant will be immediately and automatically forfeited.

(g) Pro Rata Payout.  If the Participant incurs a Separation from Service with the Company that is initiated by the Company without Cause, or by the Participant for Good Reason, or is the result of the Participant's Retirement, death or Disability, or if the Participant ceases to be an Eligible Employee due to an approved leave of absence, promotion, demotion or transfer to a position of employment within the Company which the Committee determines is ineligible for participation in the Plan (an "Ineligibility Event"), then the Participant will receive with respect to any outstanding Award (i) the unpaid portion of the Participant's Payout for any Plan Cycle which closed prior to the Separation from Service or Ineligibility Event, and (ii) with respect to a Separation from Service, for any Plan Cycle that has not closed as of a Separation from Service a pro rata Payout determined under the following sentences.  To determine the pro rata Payout, the Committee will first determine the spread between the fiscal-year end volume weighted-average closing price of the Stock for the final month of the year in which the Separation from Service occurs and the Grant Price.  The spread is then multiplied by the number of Shares of the Participant's Award of LTI Plan Phantom Stock Options outstanding for the Plan Cycle.  The product is then multiplied by a fraction, the numerator of which is the number of months which have elapsed in the Plan Cycle as of the Separation from Service and the denominator of which is the total number of months in the Plan Cycle.  Dividends are accrued and paid at the end of the Plan Cycle and calculated for a partial Plan Cycle using the same methodology; dividends are only paid to the extent they are offset against any negative Stock price appreciation.  Payout will be made in cash within 60 days following the close of the Plan Cycle (except in the case of a Deferred Award); provided, however, if the Participant is a Specified Employee, Payout will not be prior to the date that is 6 months after the Participant's Separation from Service.

(h) Change in Control.  Upon a Change in Control, the Committee will determine the Payout of the uncompleted Plan Cycles, which will be a Payout for each partial Plan Cycle with respect to an amount equal to the spread between the Transaction Price and the Grant Price.  The spread is then multiplied by the number of Phantom Stock Options outstanding.  Any Payout will be made in cash within 60 days of the Change in Control.  The Transaction Price will be (a) the negotiated sale price for Stock, or (b) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Stock paid in such tender or exchange offer.  To the extent the consideration paid in any such transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration will be determined in the sole discretion of the Committee.

(i) Newly Eligible Employee.  If the Committee grants an LTI Phantom Stock Option after the beginning of a Plan Cycle to a Participant who first becomes an Eligible Employee after the beginning of the Plan Cycle, the Payout for such Participant shall be prorated with respect to the date the Participant first became an Eligible Employee or such later date designated by the Committee, and the Committee may make such other adjustments as it deems appropriate.

VIII.           Performance Awards

8.01 Performance Awards Generally.  The Committee is authorized to grant any Award in the form of a Performance Award.   Performance Awards may be denominated as a cash amount, or specified number of other Awards or property (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee over a performance period established by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  After the end of each performance period, the Committee shall determine the amount, if any, of the Performance Award for that performance period payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a Performance Award shall be reduced from the amount of his or her potential Performance Award, including a determination to make no final Award whatsoever, and may exercise its discretion to increase the amounts payable under any Performance Award, except as limited under Section 8.02 (relating to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service by the Participant or other event (including a Change in Control) prior to the end of a performance period or otherwise prior to settlement of such Performance Awards.  Settlement of Performance Awards shall be in cash, other Awards or other property, as provided in the Award Agreement in the discretion of the Committee.

8.02 Performance Awards Under Section 162(m) of the Code.  If the Committee determines that a Performance Award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of one or more preestablished performance goals and shall be subject to other terms set forth in this Section 8.02.

(a) Performance Goal Generally.  The performance goal for Performance Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of one or more of the business criteria listed in Section 8.03, including or excluding the adjustments described in Section 8.03, and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VIII.  The Performance Award may also have threshold levels of performance (below which no Performance Award shall be paid) and maximum levels of Performance Award, regardless of the degree to which the actual performance exceeds the target level.  The performance goal shall be objective.  Any performance goal may be established for one performance period or averaged over time, as the Committee may deem appropriate. Performance may, but need not be, based on a change or an increase or positive result.  Performance goals may differ for Performance Awards granted to any one Eligible Employee or to different Eligible Employees. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(b) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.  Achievement of performance goals in respect of a Performance Award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be measured over a performance period specified by the Committee.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.   The level of attainment of performance goals must be substantially uncertain at the time such goals are established, as required under Treas. Reg. §1.162-27.  In all cases, the maximum Performance Award of any Participant intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be subject to the per-person limitation set forth in Section 5.01.

(c) Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of one or more performance goals based on one or more of the business criteria set forth in Section 8.03 during the performance period, as specified by the Committee.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.  The maximum amount payable to any Participant shall be a stated percentage of the bonus pool; provided the sum of such percentages shall not exceed 100%.

8.03 Performance Criteria.  If the Committee determines that a Performance Award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the performance criteria shall be selected from among the following and may where applicable apply on a corporate, divisional, unit or individual basis:

(a) Share price, including (i) market price per share; and (ii) share price appreciation, depreciation, amortization, or extraordinary or special items;

(b) Earnings, including (i) earnings per share, reflecting dilution of shares; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) earnings net of or including dividends; (vi) earnings net of or including the after-tax cost of capital; (vii) earnings before (or after) interest and taxes (“EBIT”); (viii)  earnings per share from continuing operations, diluted or basic; (ix) earnings before (or after)  interest, taxes, depreciation and amortization (“EBITDA”); (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items; (xi) operating earnings; (xii) growth in earnings or growth in earnings per share; (xiii) total earnings;

(c) Return on equity, including (i) return on equity, (ii) return on invested capital, (iii) return or net return on assets; (iv) return on net assets; (v) return on gross sales; (vii) return on investment; (viii) return on capital; (ix) return on invested capital; (x) return on committed capital; (xi) financial return ratios; (xii) value of assets; and (xiii) change in assets;

(d) Cash flows, including (i) operating cash flow; (ii)  net cash flow,  (iii) free cash flow, (iv) cash flow on investment;

(e) Revenue, including (i) gross or net revenue, and (ii) changes in annual revenues;

(f) Margins, including (i) adjusted pre-tax margin; and (ii) operating margins;

(g) Income, including (i) net income; and (ii) consolidated net income,

(h) Net investment income and realized investment gains or losses (including on a per share basis);

(i) Economic value added;

(j) Costs, including (i) operating or administrative expenses, (ii) operating expenses as a percentage of revenue, (iii) expense or cost levels; (iv) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (vi) expense reduction levels; (vii) operating cost management; and (viii) cost of capital;

(k) Financial ratings, including (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives;

(l) Market or category share, including (i) market share; (ii) volume; (iii) unit sales volume; (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(m) Shareholder return, including (i) total shareholder return, (ii) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time, and (iii) dividends;

(n) Objective nonfinancial performance criteria, including (i) attainment of strategic and business goals; (ii) regulatory compliance; (iii) productivity and productivity improvements; (iv) inventory turnover, average inventory turnover or inventory controls; (v) net asset turnover; (vi) customer satisfaction based on specified objective goals or company-sponsored customer surveys; (vii) employee satisfaction based on specified objective goals or company-sponsored employee surveys; (viii) objective employee diversity goals; (ix) employee turnover; (x) specified objective environmental goals; (xi) specified objective social goals; (xii) specified objective goals in corporate ethics and integrity; (xiv) specified objective business integration goals; (xv) specified objective business expansion goals or goals relating to acquisitions or divestitures; (xvi) succession plan development and implementation.

The Committee may provide in any Performance Award that any evaluation of performance shall include or exclude any of the following items:  (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures;  (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges.

8.04 Settlement of Performance Awards.  Prior to settlement of a Performance Award  intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Committee shall certify the level of attainment of performance goals and the satisfaction of other material terms of the Award upon which settlement of the Award was conditioned. The Committee may not exercise discretion to increase the amount payable to a covered employee (as defined in Section 162(m)(3) of the Code) in respect of a Performance Award intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

8.05 Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals, and the amount of any actual Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

8.06 Additional and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either in addition to, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate.  An Award may specify that the Participant is to receive payment from the Company or any Affiliate.  Awards granted in addition to other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

8.07 Interest.  Unless interest is specifically provided for in this Plan or the Award Agreement, no interest will be paid on Awards.  The Award Agreement may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

8.08 Exemptions from Section 16(b) Liability.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall grant Awards under the Plan and otherwise administer the Plan in a manner so that the grant and exercise of each Award with respect to such a Participant may qualify for an available exemption from liability under Rule 16b-3, Rule 16b-6, or otherwise not be subject to liability under Section 16(b), provided that this provision shall not be construed to limit sales or other dispositions by such a Participant (in connection with an exercise or otherwise), and shall not limit a Participant’s ability to engage in other non-exempt transactions under the Plan.  The Committee may authorize the Company to repurchase any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b).  Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

IX.           Change in Control

9.01 Committee Discretion for Awards that are not 409A Compensation.  Unless otherwise provided in the Award Agreement, in the event there is any Change in Control, the Committee may, in its discretion, with respect to any Award or agreement that is not 409A Compensation, without the consent of the Participant, provide for any or all of the following to occur:

(a) the assumption or substitution of, or adjustment to, such outstanding Award or agreement;

(b) acceleration of the vesting of such Award and termination of any restrictions or performance conditions on such Award;  or

(c) the cancellation of such Award or agreement for a payment to the Participant in cash or other property in an amount determined by the Committee.

The Committee may provide for the preceding to occur immediately upon the Change in Control or upon the Termination of Service of the Participant initiated by the Company or an Affiliate other than for Cause within a fixed time following the Change in Control.  In addition, with respect to any unexercised Phantom Stock Option, the Committee may extend the period for exercising the vested portion thereof for a stated period following such a Termination of Service within such fixed time (but only during the stated term of the Phantom Stock Option).

9.02 Effect of Change in Control on 409A Compensation.  The Award Agreement for an Award providing for 409A Compensation may provide that in the event there is a Change in Control, then the affected Participant’s outstanding Awards shall thereupon become fully vested, any restrictions or performance conditions on such Award shall thereupon lapse, and the Award shall be settled as promptly as practicable but no more than 60 days following such Change in Control.

X.           General Provisions

10.01 Additional Award Forfeiture Provisions.  The Committee may condition an Eligible Employee’s right to receive a grant of an Award, or a Participant’s right to exercise an Award or to retain cash or other property acquired in connection with an Award, upon the Participant’s compliance with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, Directors and Affiliates, or other requirements applicable to the Participant, as determined by the Committee, at the time of grant or otherwise, including during specified periods following Termination of Service.

10.02 Compliance with Legal and Other Requirements.

(a) The Company may, to the extent deemed necessary or advisable by the Committee, postpone the payment of benefits under any Award until completion of such required action under any federal or state law, rule or regulation (including, without limitation, obtaining any approval, order or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency that the Committee or the Company shall determine to be necessary or advisable), listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Company may consider appropriate, and may require any Participant, as a condition of receiving payment under an Award, to make such representations and covenants, furnish such information and comply with or be subject to such other conditions as the Company deems necessary or advisable in connection with the payment of benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Without limiting the generality of the foregoing, no form of payment shall be delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal, state and other securities laws.

10.03 Designation of Beneficiary.  By written instrument filed with the Company during the Participant’s lifetime in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, each Participant may file with the Committee a written designation of one or more persons or revocable trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Participant’s death or to exercise an Award or to receive settlement of an Award after the Participant’s death.  No such designation of Beneficiary shall be effective until filed with the Committee.  A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee prior to the Participant’s death shall be controlling.  If no such Beneficiary designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant, the Participant’s estate shall be deemed to have been designated his or her Beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder and shall be entitled to exercise or receive settlement of an Award after the Participant’s death.  If the Committee is in doubt as to the right of any person as Beneficiary, the Company may retain any amount in question until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

10.04 Tax Provisions.

(a) Withholding.  The Company and any Affiliate is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award or Account, any payment relating to an Award or Account, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the Company or Affiliate.

(b) Payment of Tax Amount.  Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that an Award that has not been settled is nevertheless required to be included in the Participant’s or a Beneficiary’s gross income for federal income tax purposes, then an amount necessary to pay the minimum applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee.  A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Account or portion thereof to be included in gross income, which is not appealable or which the Participant  or Beneficiary does not appeal within the time prescribed for appeals.  For avoidance of doubt, this Section 10.04(d) applies to all Awards and Accounts both 409A Compensation and non-409A Compensation.

(c) Participant Responsibility.  Each Participant is solely responsible for all taxes of any nature imposed on the Participant in connection with any Award, including without limitation any taxes under Section 409A or Section 4999 of the Code.  Nothing in this Plan or any Award Agreement shall be construed to guarantee the tax consequences to the Participant of any Award.

10.05 Limitation on Benefits.

(a) In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Participant to this Plan (such payments or distributions pursuant to this Plan are hereinafter referred to as "Plan Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. Such reduction shall be applied before any reduction of any other payments that are not Plan Payments unless the plan or agreement calling for such payments expressly provides to the contrary making specific reference to this Plan. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not a Plan Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of Payments which are not Plan Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

(b) The Committee shall select a firm of certified public accountants of national standing, (the "Accounting Firm"), which may be the firm regularly auditing the financial statements of the Company. The Accounting Firm shall make all determinations required to be made under this Section and shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the Termination of Service or such earlier time as is requested by the Company and an opinion to the Participant that he has substantial authority not to report any Excise Tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Participant. The Accounting Firm shall determine which and how much of the Plan Payments or Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 10.05, provided that, if the Accounting Firm does not make such determination within 15 business days of the Termination of Service the Company shall elect which and how much of the Plan Payments or Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 10.05 and shall notify the Participant promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Participant such amounts as are then due to the Participant under this Plan.

(c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Plan Payments or Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Plan Payments or Payments, as the case may be, which will not have been made by the Company could not have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Participant which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, promptly on notice and demand the Participant shall repay to the Company any such Overpayment paid or distributed by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such amount shall be payable by the Participant to the Company if and to the extent such payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

10.06 Amendment and Termination of the Plan.  The Company, acting through its Board directly or on the recommendation of the Committee, may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements or applicable exchange listing requirements; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless the Committee determines that such action would result in an income tax penalty on the Participant).

10.07 No Repricing.  Without the approval of shareholders, the Committee will not amend or replace previously granted Phantom Stock Options in a transaction that constitutes a repricing.   In addition, and for avoidance of doubt, none of the following is permitted to occur without approval of shareholders:  (a) lowering the grant price of outstanding Phantom Stock Options, and (b) cancelling outstanding Phantom Stock Options in exchange for cash, other Awards, or replacement Phantom Stock Options with grant prices that are less than the grant prices of the cancelled Phantom Stock Options.

10.08 Clawback; Right of Setoff.   Awards are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose in the event the Committee determines a Participant's own misconduct contributed materially to the Participant's receipt of unearned amounts of cash or other property.  The Company or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10.08 subject to Section 10.12.  Notwithstanding the foregoing, no setoff form 409A Compensation may be made if it results in acceleration or deferral of the permitted payment date under Section 409A of the Code.

10.09 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

10.10 Treatment of Awards by Other Plans.  No Award shall be treated as compensation for the purpose of determining benefits based on compensation under any other plan or arrangement of the Company or any Affiliate unless such plan or arrangement provides to the contrary making specific reference to this Plan or to such form of compensation under a former plan.

10.11 Payments in the Event of Forfeitures.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

10.12 Considerations Under Section 409A of the Code.

(a) Construction in Compliance with Code Section 409A.  The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A.  The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(b) Six-Month Delay.  Any distribution or settlement of 409A Compensation triggered by the Termination of Service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date.  The “Deferred Distribution Date” is the day that is six (6) months and one (1) day after a Participant’s Termination of Service (or the Specified Employee’s date of death, if earlier).

10.13 Governing Law.  The Plan and all agreements and forms hereunder shall be construed in accordance with and governed by the laws of the State of Missouri without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

10.14 Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or an Affiliate, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Employee’s or Participant’s employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.  Neither the Plan nor any action taken hereunder shall be construed to alter the status of any Eligible Employee or Participant as an employee at will. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

10.15 Severability; Entire Agreement.  If any of the provisions of this Plan or any Award Agreement are finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of provision of a restrictive covenant applicable to an Award pursuant to Section 10.01 (a “Restrictive Covenant”) is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder; and further provided that if any portion of a Restrictive Covenant is finally held to be invalid, illegal or unenforceable notwithstanding such modification or because such modification of the acceptable scope does not cure such invalidity, illegality or unenforceability, such provision shall not be severable, the entire Award shall be deemed invalid, illegal and unenforceable; the Company and its Affiliates shall have no liability or obligation respecting such Award, and the Participant shall forthwith restore to the Company any payment or settlement previously made pursuant to that Award. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

10.16 Plan Term.  Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

10.17 Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

10.18 General Creditor Status.  With respect to any Award, each Participant and Beneficiary shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Participant or Beneficiary hereunder.  All payments to persons entitled to benefits hereunder shall be made out of the general assets of the Company and shall be solely the obligation of the Company.  To the extent the Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and Participants that the Plan be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended).

Dated:  ______________, 2014

KANSAS CITY LIFE INSURANCE COMPANY

By:
Title:

PROXY
KANSAS CITY LIFE INSURANCE COMPANY
3520 Broadway * Kansas City, Missouri * 64111-2565

ANNUAL MEETING OF STOCKHOLDERS  -  APRIL 24, 2014
CUSIP NO.  484836-10-1
Please sign, date and mail your proxy card promptly in the enclosed envelope.
No postage will be necessary if mailed in the United States.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS OF KANSAS CITY LIFE INSURANCE COMPANY

I hereby make, constitute and appoint R. Philip Bixby and A. Craig Mason, Jr., jointly and severally, proxies for the undersigned to vote all the shares which I am entitled to vote at the Annual Meeting of stockholders of Kansas City Life Insurance Company to be held at the Company, 3520 Broadway, Kansas City, Missouri, at  9:00 a.m. on April 24, 2014, and direct said proxies to vote as follows:

The Board of Directors recommends a vote For all of the nominees for Director;
a vote For proposal 2; “3 years” on proposal 3; and a vote For proposal 4.

1)	ELECTION OF DIRECTORS:

	FOR all nominees listed below (except as marked to the contrary below)* ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(* To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below)

	Walter E. Bixby	Kevin G. Barth	James T. Carr

	Nancy Bixby Hudson	William A. Schalekamp

2)	Advisory vote on resolution on executive compensation:	☐ For	☐ Against	☐ Abstain

3)	Advisory vote on the frequency of future advisory votes on executive compensation:	☐ 3 Years	☐ 2 Years	☐ 1 Year	☐ Abstain

4)	Approval of the Kansas City Life Insurance Company Omnibus Incentive Plan:	☐ For	☐ Against	☐ Abstain

5)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed and received in time, this Proxy will be voted as directed by the stockholder, HOWEVER, IF NO SUCH CHOICE IS SO INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES PROPOSED BY THE BOARD AS LISTED ABOVE.

Dated__________________________, 2014
Stockholder

I do ☐              I do not  ☐                       plan to attend the meeting.

This Proxy should be executed by and in the name of the stockholder exactly as such name appears on the stock certificate.  If executed by a corporation, the proxy should be signed by an authorized officer, indicating their title.  If executed by an executor, administrator, trustee or other fiduciary, the title of such fiduciary should be shown.  Any person named as proxy must be a stockholder of the Company.